UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Information Required in Proxy Statement

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

The Providence Service Corporation

(Name of Registrant as Specified In Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

 Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

1275 Peachtree Street, Sixth Floor
Atlanta, GA 30309
_________________

April 29, 2020

Dear Stockholder:

We are pleased to invite you to attend the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of The Providence Service Corporation (“Providence” or the “Company”), which will be held on Tuesday, June 16, 2020, at 10:00 a.m. Mountain Daylight Time, at 4700 South Syracuse Street, Fourth Floor, Denver, CO 80237.

We intend to hold the annual meeting in person. However, we are actively monitoring the coronavirus (COVID-19); we are sensitive to the public health and travel concerns our stockholders may have and the protocols that federal, state, and local governments may impose. In the event it is not possible or advisable to hold the annual meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting solely by means of remote communication. Please monitor our website at www.prscholdings.com for updated information. If you are planning to attend our meeting, please check the website one week prior to the meeting date. As always, we encourage you to vote your shares prior to the annual meeting.

At the Annual Meeting you will be asked to consider and vote on the proposals described in the accompanying notice of annual meeting and Proxy Statement, as well as such other business as may properly come before the meeting.

Your vote is important, and we encourage you to vote promptly. For record holders, regardless of whether you are able to attend the Annual Meeting in person, please follow the instructions contained in the notice of annual meeting on how to vote via the Internet, by telephone, or request a paper proxy card to complete, sign and return by mail so that your shares may be voted. If your shares are held in the name of a broker, bank or other holder of record, follow the voting instructions you receive from the holder of record to vote your shares.

On behalf of the Board of Directors and management of the Company, I extend our appreciation for your continued support.

Daniel E. Greenleaf
President and Chief Executive Officer

1275 Peachtree Street, Sixth Floor
Atlanta, GA 30309

_________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 16, 2020

_________________

TO OUR STOCKHOLDERS:

Notice is hereby given that the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of The Providence Service Corporation (the “Company”) will be held at 4700 South Syracuse Street, Fourth Floor, Denver, CO 80237, at 10:00 a.m. Mountain Daylight Time on Tuesday, June 16, 2020. The Annual Meeting is being held for the following purposes:

1.

To elect three Class 2 directors, each to serve for a three-year term until the 2023 annual meeting of stockholders or until his or her successor has been duly elected and qualified, as more fully described in the accompanying Proxy Statement;

2.	To hold a non-binding advisory vote to approve named executive officer compensation;

3.	To ratify the appointment of KPMG LLP as the independent registered public accounting firm of the Company to serve for the 2020 fiscal year; and

4.	To transact such other business as may properly come before the Annual Meeting or any adjournment, postponement or rescheduling thereof.

Only stockholders of record of the Company’s common stock, $0.001 par value per share, and Series A Convertible Preferred Stock, $0.001 par value per share, as shown by the transfer books of the Company, at the close of business on April 22, 2020, are entitled to notice of, and to vote at, the Annual Meeting or any adjournment, postponement or rescheduling thereof.

All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to vote your shares in advance using one of the methods outlined in the accompanying Proxy Statement and proxy card.

We intend to hold the annual meeting in person. However, we are actively monitoring the coronavirus (COVID-19); we are sensitive to the public health and travel concerns our stockholders may have and the protocols that federal, state, and local governments may impose. In the event it is not possible or advisable to hold the annual meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting solely by means of remote communication. Please monitor our website at www.prscholdings.com for updated information. If you are planning to attend our meeting, please check the website one week prior to the meeting date.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on Tuesday, June 16, 2020. We have elected to provide access to our proxy materials over the Internet under the Securities and Exchange Commission’s “notice and access” rules. Consequently, the majority of stockholders will not receive paper copies of our proxy materials. We will instead mail stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) with instructions for accessing proxy materials and voting via the Internet. The Notice will also provide information on how stockholders may obtain paper copies of our proxy materials if they so choose. The Proxy Statement, form of proxy card and our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 are available free of charge at www.proxyvote.com. The Notice or our proxy materials, as applicable, are first being mailed to stockholders on or about April 29, 2020.

By Order of the Board of Directors,

Kathryn Stalmack
April 29, 2020 Atlanta, Georgia	Senior Vice President, General Counsel & Corporate Secretary

 IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING, PLEASE VOTE YOUR SHARES USING ONE OF THE METHODS OUTLINED IN THE PROXY STATEMENT AS PROMPTLY AS POSSIBLE. SEE “VOTING PROCEDURES” IN THE ACCOMPANYING PROXY STATEMENT FOR FURTHER DETAILS. IF YOU DO ATTEND THE MEETING, YOU MAY, IF YOU PREFER, REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

THE PROVIDENCE SERVICE CORPORATION

1275 Peachtree Street, Sixth Floor
Atlanta, GA 30309

PROXY STATEMENT

2020 ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of The Providence Service Corporation (the “Company”), a Delaware corporation, for use at the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of the Company, to be held at 4700 South Syracuse Street, Fourth Floor, Denver, CO 80237, at 10:00 a.m. Mountain Daylight Time on Tuesday, June 16, 2020, and at any adjournment, postponement or rescheduling of the meeting, for the purposes set forth herein and in the attached notice of the Annual Meeting. Accompanying this Proxy Statement is the Board’s Proxy for the Annual Meeting, which you may use to indicate your vote on the proposals described in this Proxy Statement.

We intend to hold the annual meeting in person. However, we are actively monitoring the coronavirus (COVID-19); we are sensitive to the public health and travel concerns our stockholders may have and the protocols that federal, state, and local governments may impose. In the event it is not possible or advisable to hold the annual meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting solely by means of remote communication. Please monitor our website at www.prscholdings.com for updated information. If you are planning to attend our meeting, please check the website one week prior to the meeting date.

As is the practice of many other companies, the Company provides proxy materials by a “notice and access” process through the Internet. Those stockholders who wish to receive paper proxy materials may request them. This Proxy Statement and accompanying proxy will be mailed to Company stockholders who request paper proxy materials on or about April 29, 2020.

Only stockholders of record, as shown on the transfer books of the Company, at the close of business on April 22, 2020 (the “Record Date”) will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment, postponement or rescheduling thereof. On the Record Date, there were 12,960,754 shares of the Company’s common stock, $0.001 par value per share (“Common Stock”), outstanding, including 65,618 restricted shares that do not have the right to vote. There are also 798,772 shares of the Company’s Series A Convertible Preferred Stock, $0.001 par value per share (“Preferred Stock”), outstanding, which, on an as-converted basis, represented 2,002,939 shares of Common Stock. The Common Stock and Preferred Stock are the only outstanding classes of capital stock of the Company with voting rights, and the Common Stock and the Preferred Stock vote together as a single class. Each share of Common Stock is entitled to one vote, and each share of Preferred Stock is entitled to that number of votes equal to the whole number of shares of Common Stock into which such holder’s aggregate number of shares of Preferred Stock are convertible as of the close of business on the Record Date. As of the Record Date, each share of outstanding Preferred Stock was convertible into approximately 2.51 shares of Common Stock.

Sending in a signed proxy will not affect a stockholder’s right to attend the Annual Meeting and vote in person since the proxy is revocable. All proxies which are properly completed, signed and returned to the Company prior to the Annual Meeting or voted by Internet or telephone, and which have not been revoked, will, unless otherwise directed by the stockholder, and other than with respect to broker non-votes, as discussed below, be voted in accordance with the recommendations of the Board set forth in this Proxy Statement. A stockholder may revoke his or her proxy at any time before it is voted by following the instructions under “Voting Procedures—Changing or Revoking Your Vote.”

The principal executive offices of the Company are located at 1275 Peachtree Street, Sixth Floor, Atlanta, GA 30309 and the telephone number of the Company is (404) 888-5800. References to the “Company,” “Providence,” “we,” “us” or “our” and similar terms mean The Providence Service Corporation and, except as otherwise specified herein, its subsidiaries. When such terms are used in reference to the Common Stock or Preferred Stock, they refer specifically to The Providence Service Corporation.

VOTING PROCEDURES

The presence, in person or represented by proxy, of the holders of a majority of the outstanding shares of Common Stock and Preferred Stock (on an as-converted basis) entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. Withheld votes, abstentions and broker non-votes (that is when a nominee holding shares of Common Stock or Preferred Stock cannot vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received voting instructions from the beneficial owner) will be included in the number of shares present at the Annual Meeting for the purpose of determining the presence of a quorum.

A holder of Common Stock is entitled to cast one vote for each share of Common Stock held of record on the Record Date on all matters to be considered at the Annual Meeting. A holder of Preferred Stock is entitled to that number of votes equal to the whole number of shares of Common Stock into which such holder’s aggregate number of shares of Preferred Stock are convertible as of the close of business on the Record Date. As of the Record Date, each share of outstanding Preferred Stock was convertible into approximately 2.51 shares of Common Stock.

If you hold your shares in “street name” (that is, your shares are held in an account at and registered in the name of a brokerage firm, bank, broker-dealer or similar organization), your broker may vote your shares under certain limited circumstances if you do not provide voting instructions before the Annual Meeting, in accordance with the rules of the New York Stock Exchange that are applicable to the Nasdaq Stock Market (“NASDAQ”) that govern the banks and brokers. These circumstances include voting your shares on “routine matters,” such as the ratification of the appointment of our independent registered public accountants. With respect to routine matters, if you do not vote your shares, your bank or broker may vote your shares on your behalf or leave your shares unvoted. The election of directors and the non-binding advisory vote approving executive compensation, however, are not considered routine matters. When a proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. This is called a “broker non-vote.” Accordingly, it is particularly important that beneficial owners instruct their brokers how they wish to vote their shares.

Approval of Proposal 1 requires a majority of the votes cast for each director nominee. Abstentions and broker non-votes are not considered votes cast with respect to the election of directors and thus will have no effect on the election of directors. In accordance with the Company’s Amended and Restated Bylaws (“Bylaws”), cumulative voting is not permitted for the election of directors.

Approval of Proposal 2 requires the affirmative vote of the majority of shares present in person or represented by proxy and entitled to vote at the Annual Meeting. Abstentions are considered present and entitled to vote on Proposal 2 and will have the same legal effect as votes against such proposal. Broker non-votes are not entitled to vote on Proposal 2 and will not count as votes against such proposal at the Annual Meeting.

Approval of Proposal 3 requires the affirmative vote of the majority of shares present in person or represented by proxy and entitled to vote at the Annual Meeting. Abstentions are considered present and entitled to vote on Proposal 3 and will have the same legal effect as votes against such proposal. There will be no broker non-votes associated with this proposal, as the ratification of our independent registered public accounting firm is a routine matter. As a result, if your shares are held in “street name” and you do not give your bank or broker instructions on how to vote, your shares may be voted by the broker in its discretion.

Notice and Access. The Company uses the Internet as the primary means of furnishing proxy materials to stockholders. Stockholders will receive a Notice of Internet Availability of Proxy Materials (the “Notice”) with instructions for accessing the proxy materials and voting via the Internet. The Notice will also provide information on how stockholders may obtain paper copies of our proxy materials.

The Company’s proxy materials are also available at www.proxyvote.com.

Stockholder of Record. If you are the stockholder of record with respect to your shares (that is, your shares are registered directly in your name with the Company’s transfer agent, Computershare Trust Company, N.A.), you may vote using the following methods:

•     In Person. You may vote in person at the Annual Meeting by requesting a ballot from a Company representative when you arrive.

•     Internet. You may vote by Internet at www.proxyvote.com. You will be prompted to enter your Control Numbers which are located on the Notice and then follow the instructions on the Notice to vote.

•     Telephone. You may vote by telephone at (800) 690-6903. You will be prompted to enter your Control Numbers which are located on the Notice and then follow the instructions on the Notice to vote.

•     Mail. If you requested printed copies of the proxy materials by mail, you may vote by proxy by filling out the voting instruction form included with your proxy materials and returning it in the envelope provided.

The deadline for registered stockholders to vote by Internet, telephone or mail is 11:59 p.m. Eastern Time on June 15, 2020.

Beneficial Owner of Shares Held in Street Name. If you are the beneficial owner of shares held in street name (that is, your shares are held in an account at and registered in the name of a brokerage firm, bank, broker-dealer or similar organization), you may vote using the following methods:

•     In Person. You must obtain a “legal proxy” from the organization that holds your shares. A legal proxy is a written document that authorizes you to vote your shares held in street name at the Annual Meeting. Please contact the organization that holds your shares for instructions regarding obtaining a legal proxy.

You must bring a copy of the legal proxy to the Annual Meeting and ask for a ballot from a Company representative when you arrive. In order for your vote to be counted, you must hand both the copy of the legal proxy and your completed ballot to a Company representative to be provided to the inspector of election.

•     Internet and Telephone. Please check your proxy card or contact your respective organization to determine your availability to vote by Internet or telephone.

•     Mail. If you requested printed copies of the proxy materials by mail, you may vote by proxy by filling out the voting instruction form included with your proxy materials and returning it in the envelope provided.

Changing or Revoking Your Vote. After voting, you may change your vote one or more times by completing and returning a new proxy to the Company, by voting again either by Internet or telephone as described in this Proxy Statement, or by voting in person at the Annual Meeting. You may request a new proxy card from the Company’s Corporate Secretary at the address below. You may revoke a proxy before its exercise by filing written notice of revocation with the Company’s Corporate Secretary at 1275 Peachtree Street, Sixth Floor, Atlanta, GA 30309, before the Annual Meeting. The last vote received chronologically will supersede any prior votes. The deadline for registered stockholders to change their vote by Internet or telephone is 11:59 p.m. Eastern Time on June 15, 2020.

If you hold your shares through a brokerage firm, bank, broker-dealer or similar organization, please refer to your proxy card or other information forwarded by such organization to learn how you can revoke your proxy and change your vote.

Failure to Provide Voting Instructions. Other than with respect to broker non-votes, if you submit a signed proxy card or vote by Internet or telephone, but do not indicate how you want your shares voted, the persons named in the enclosed proxy card will vote your shares of Common Stock or Preferred Stock, as the case may be:

•     “FOR” the election of the nominees, David A. Coulter, Leslie V. Norwalk and Daniel E. Greenleaf, as Class 2 directors;

•     “FOR” the non-binding advisory vote to approve named executive officer compensation;

•     “FOR” the ratification of the appointment of KPMG as the independent registered public accounting firm of the Company to serve for the 2020 fiscal year; and

•     with respect to any other matter that properly comes before the Annual Meeting, the proxy holders will vote the proxies in their discretion in accordance with their best judgment and in the manner they believe to be in the best interest of the Company.

Solicitation of Proxies. The entire cost of soliciting proxies, including the costs of preparing, assembling and mailing this Proxy Statement, the proxy card and any additional soliciting materials furnished to stockholders, will be borne by the Company. In addition to solicitation by mail, officers, directors or employees of the Company may solicit proxies in person or by telephone, facsimile or similar means without additional compensation. Upon request, the Company will pay the reasonable expenses incurred by record holders of the Common Stock or Preferred Stock who are brokers, dealers, banks or voting trustees, or their nominees, for sending proxy materials and the Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (the “2019 Annual Report”) to the beneficial owners of the shares they hold of record.

The Company is not presently aware of any matters that will be brought before the Annual Meeting that are not reflected in the attached Notice of the Annual Meeting. If any such matters are brought before the Annual Meeting, the persons named in the enclosed proxy will act or vote in accordance with their best judgment.

VOTING SECURITIES OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of the Record Date, with respect to the beneficial ownership of Providence’s Common Stock and Preferred Stock by (a) each stockholder known by us to own beneficially more than 5% of our outstanding voting power of Common Stock and Preferred Stock, (b) each of Providence’s directors and nominees for director, (c) each of Providence’s executive officers named in the “Summary Compensation Table” which follows, who were named executive officers on the Record Date and (d) all of Providence’s directors and executive officers as a group. Except as otherwise specified, the named beneficial owner has sole voting and investment power with respect to the shares.

Name and Address	No. of Shares of Common Stock Beneficially Owned (1)	No. of Shares of Preferred Stock Beneficially Owned (1)	Percent of Total Voting Power (1)
BlackRock, Inc. (2)	1,858,404	—	12.4%
Coliseum Capital Management, LLC (3)	869,091	765,916	18.6%
Dimensional Fund Advisors LP (4)	843,324	—	5.6%
Renaissance Technologies LLC (5)	930,699	—	6.2%
American Century Investment Management, Inc.(6)	701,230		4.7%
The Vanguard Group (7)	744,093		5.0%
Directors
Todd J. Carter (8)	10,857	—	*
David A. Coulter (8)	20,466	—	*
Richard A. Kerley (8)	34,978	—	*
Leslie V. Norwalk (8)	12,910	—	*
Christopher S. Shackelton (9)	869,091	765,916	18.6%
Frank J. Wright (8)	12,780	—	*
Daniel E. Greenleaf (10)	—		*
Named Executive Officers
R. Carter Pate (11)	258,563	—	1.7%
Kevin M. Dotts (12)	3,493	—	*
Kathryn Stalmack (13)	5,842	—	*
Suzanne G. Smith (14)	1,816	—	*
William Severance	1,960	—	*
Laurence Orton	—	—	*
All current directors and executive officers as a group (10 persons) (15)	971,873	765,916	19.3%

*	Less than 1%

(1)

The securities “beneficially owned” by each stockholder are determined in accordance with the definition of “beneficial ownership” set forth in the regulations of the Securities and Exchange Commission (the “SEC”). Accordingly, they may include securities to which the stockholder has or shares voting or investment power or has the right to acquire within 60 days of the Record Date. Beneficial ownership may be disclaimed as to certain of the securities. As of the Record Date there were 12,960,754 shares of the Common Stock outstanding (including 65,618 restricted shares that do not have the right to vote), and 798,772 shares of Preferred Stock outstanding, which, on an as-converted basis, represents 2,002,939 shares of Common Stock. The Common Stock and Preferred Stock are the only outstanding classes of capital stock of the Company with voting rights, and the Common Stock and the Preferred Stock vote together as a single class. Each share of Common Stock is entitled to one vote, and each share of Preferred Stock is entitled to that number of votes equal to the whole number of shares of Common Stock into which such holder’s aggregate number of shares of Preferred Stock are convertible as of the close of business on the Record Date. As of the Record Date, each share of outstanding Preferred Stock was convertible into approximately 2.51 shares of Common Stock.

(2)	This information is based on the Schedule 13G/A filed with the SEC by BlackRock, Inc. (55 East 52nd Street, New York, NY 10055) on February 2, 2020.

(3)

This information is based on ownership information reported in the Schedule 13D/A filed with the SEC on November 14, 2019 by Coliseum Capital Management, LLC (“CCM”), Coliseum Capital, LLC (“CC”), Coliseum Capital Partners, L.P. (“CCP”), Coliseum Capital Partners II, L.P. (“CCP2”), Coliseum Capital Co-Invest, L.P. (“CCC”), Adam Gray and Christopher Shackelton (105 Rowayton Avenue, Rowayton, CT 06853) and on the Form 4 filed with the SEC by the same entities and individuals on March 5, 2020. Based on information available in the Schedule 13D/A and Form 4, the shares are held directly by (a) CCP, an investment limited partnership of which CC is general partner and for which CCM, a Delaware limited liability company, serves as investment adviser, (b) CCP2, an investment limited partnership of which CC is general partner and for which CCM serves as investment adviser, (c) a separate account investment advisory client of CCM (the “Separate Account”) and (d) CCC, a Delaware limited partnership of which CC is general partner (together with CCP, CCP2 and the Separate Account, the “Coliseum Stockholders”). Christopher Shackelton, the Chairman of our Board, and Adam Gray are managers of and have an ownership in each of CCM and CC and may be deemed to have an indirect pecuniary interest in the shares held by CCP, CCP2 and the Separate Account due to CCM’s right to receive performance-related fees from the Separate Account and CC’s right to receive performance-related fees from CCP and CCP2. Each of Christopher Shackelton, Adam Gray, CCP, CCP2, the Separate Account, CC, CCM and CCC disclaims beneficial ownership of these securities except to the extent of that person’s own pecuniary interest therein.

(4)	This information is based on the Schedule 13G/A filed with the SEC by Dimensional Fund Advisors LP (6300 Bee Cave Road, Building One, Austin, TX 78746) on February 12, 2020.

(5)

This information is based on the Schedule 13G/A filed with the SEC by Renaissance Technologies LLC and Renaissance Technologies Holdings Corporation (800 Third Avenue, New York, NY 10022) on February 13, 2020.

(6)

This information is based on the Schedule 13G/A filed with the SEC by American Century Investment Management, Inc., American Century Companies, Inc. and Stowers Institute for Medical Research (4500 Main Street, Kansas City, MO 64111) on February 11, 2020.

(7)	This information is based on the Schedule 13G/A filed with the SEC by The Vanguard Group (P.O. Box 2600, V26, Valley Forge, PA 19482-2600) on February 12, 2020.

(8)	The shares reported include 3,862 restricted share awards.

(9)

Includes shares of Common Stock and Preferred Stock held by the Coliseum Stockholders (for additional information see (3) above). Christopher Shackelton disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein.

(10)	The shares reported do not include 32,391 restricted stock units.

(11)	The shares reported include 258,563 shares of Common Stock issuable upon the exercise of stock options that are exercisable within 60 days of the Record Date.

(12)	Includes 2,629 shares of restricted share awards.

(13)	Includes 5,842 shares of restricted share awards.

(14)	Includes 1,816 shares of restricted share awards.

(15)	Includes 29,597 shares of restricted share awards.

PROPOSAL 1 – ELECTION OF DIRECTORS

The Company’s Second Amended and Restated Certificate of Incorporation, as amended, provides that the number of directors be between four and eleven, as determined by the Board. The Board currently has seven directors divided into three classes, serving staggered three-year terms. Each class must be as nearly equal in size as possible. At each annual meeting of stockholders, the successors to the directors whose terms will then expire will be elected to serve from the time of their election and qualification until the third annual meeting following their election or until their successors have been duly elected and qualified, or until the earlier of their death, resignation or removal.

Under the Company’s Bylaws, to be elected in an uncontested election, a director nominee must receive a majority of the votes cast for each director nominee. In an uncontested election, an incumbent director nominee must submit an irrevocable resignation that is subject to (i) that director receiving less than a majority of the votes cast in the uncontested election, and (ii) acceptance of the resignation by the Board in accordance with the policies and procedures adopted by the Board for such purpose. In the event an incumbent director does not receive a majority of the votes cast in an uncontested election, the Nominating and Governance Committee will make a recommendation to the Board as to whether to accept or reject the resignation or whether other action should be taken. The Board is required to act on the Nominating and Governance Committee’s recommendation no later than 90 days following certification of the stockholder vote. If any incumbent director does not receive a majority of the votes cast, the Board will publicly disclose its decision regarding accepting or not accepting a resignation within four business days of reaching its decision.

The Board proposes the election of David A. Coulter, Leslie V. Norwalk and Daniel E. Greenleaf as Class 2 directors. The director nominees were nominated by the Nominating and Governance Committee of our Board, which nomination was confirmed by the Board. Each nominee has consented to serve as a nominee for election to the Board, to be named in the Proxy Statement and to serve as a member of the Board if elected by the Company’s stockholders. Information regarding each nominee is set forth below.

The Board has no reason to believe that the Board’s nominees are unable to serve or will not serve if elected. If for any reason a nominee becomes unable to serve or for good cause will not serve if elected, the Nominating and Governance Committee of our Board may designate a substitute nominee, in which event the shares represented by proxies returned to us will be voted for such substitute nominee. If the Nominating and Governance Committee designates a substitute nominee, we will file an amended proxy statement that, as applicable, identifies the substitute nominee, discloses that such nominee has consented to being named in the revised proxy statement and to serve if elected, and includes certain biographical and other information about such nominee required by the applicable rules promulgated by the SEC.

If elected, David A. Coulter, Leslie V. Norwalk and Daniel E. Greenleaf are each expected to serve until the 2023 annual meeting of stockholders or until his or her successor is duly elected and qualified. Mr. Coulter, Ms. Norwalk and Mr. Greenleaf are presently directors of the Company.

Unless directed otherwise, the persons named in the enclosed proxy intend to vote such proxy for the election of the listed nominees or, in the event of death, disqualification, refusal or inability of a nominee to serve, for the election of such other person as the Board may recommend in the place of such nominee to fill the vacancy.

The Board unanimously recommends that the stockholders vote “FOR” election of David A. Coulter, Leslie V. Norwalk and Daniel E. Greenleaf as directors of the Company for the ensuing term.

The following table sets forth certain information with respect to the current directors and the director nominees as of the Record Date.

Name	Age	Class	Term Expires
Todd J. Carter	56	3	2021
David A. Coulter†	72	2	2020
Richard A. Kerley	70	1	2022
Leslie V. Norwalk†	54	2	2020
Christopher S. Shackelton	40	1	2022
Frank J. Wright	72	3	2021
Daniel E. Greenleaf†	55	2	2020

† = Director Nominee

The process undertaken by the Nominating and Governance Committee in selecting qualified director candidates is described below under “Corporate Governance—Director Nomination Process—Director Nominee Selection Process.” Certain individual qualifications and skills of our directors that contribute to the Board’s effectiveness as a whole are described in each director’s biography.

Director Nominees

David A. Coulter

Director Since: 2016

Board Committees: Compensation Committee and Nominating and Governance Committee member

Mr. Coulter is a Special Limited Partner of Warburg Pincus. During the past 11 years, he served in roles at Warburg Pincus, including Vice Chairman as well as Managing Director and senior advisor focused on the firm’s financial services investment activities. Prior to that, Mr. Coulter held a series of positions at J.P. Morgan Chase and was a member of its Office of the Chairman. He also served as Chairman and Chief Executive Officer of Bank of America Corporation. Mr. Coulter is a director of Triton International Ltd. and Varo Money, Inc. He is also a board member of Lincoln Center, Carnegie Mellon University, Third Way and the Northern California Asia Society. Mr. Coulter received a bachelor’s degree and master’s degree from Carnegie Mellon University.

Mr. Coulter’s experiences as both a senior executive of publicly traded financial services corporations, and as a director of public and private companies, provides the Board with extensive executive experience with regard to matters of interest to financial institutions, including risk, compensation, corporate governance and mergers and acquisitions.

Leslie V. Norwalk

Director Since: 2015

Board Committees: Chairperson of the Nominating and Governance Committee, Audit Committee member

Since September 2007, Ms. Norwalk has served as Strategic Counsel to Epstein Becker & Green, P.C. From 2001 to 2007, Ms. Norwalk served the Bush Administration in the Centers for Medicare & Medicaid Services (CMS). From 2006 to 2007, she was the Acting Administrator, where she managed the operations of federal health care programs, including Medicare and Medicaid. For the four years prior to that position, she was the agency’s Deputy Administrator. Prior to serving the Bush Administration, Ms. Norwalk practiced law with Epstein Becker & Green, P.C. where she advised clients on a variety of healthcare policy matters. She also served the first Bush administration in the White House Oﬃce of Presidential Personnel and the Oﬃce of the U.S. Trade Representative. Ms. Norwalk is currently a director on the public company boards of Magellan Health Inc., NuVasive Inc., Neurocrine Biosciences, Inc., and Arvinas Inc. She also serves as an Advisor to several private equity funds. She received a bachelor's degree from Wellesley College and a juris doctor degree from George Mason University School of Law.

Ms. Norwalk’s significant healthcare regulatory and policy expertise, including her experiences with the Bush Administration on Medicare and Medicaid matters, provides healthcare industry expertise to the Board. Ms. Norwalk will be able to help guide the Company’s strategy, particularly as the healthcare regulatory environment continues to evolve.

Daniel E. Greenleaf

Director Since: 2019

Daniel E. Greenleaf has been a director since December 2019. Mr. Greenleaf currently serves as the President and Chief Executive Officer of the Company. Prior to joining the Company, from September 2016 through August 2019, Mr. Greenleaf served as President and Chief Executive Officer of BioScrip, Inc., the largest independent provider of infusion and home care management solutions, where he spearheaded the turnaround and successful merger of BioScrip with Option Care Health (Nasdaq: OPCH). Prior to BioScrip, from December 2013 through September 2016, he served as Chairman and Chief Executive Officer of Home Solutions Infusion Services, where he led the turnaround and eventual sale to BioScrip. Prior to joining Home Solutions Infusion Services, from April 2008 through November 2012, Mr. Greenleaf was the President and Chief Executive Officer of Coram Specialty Services, where he was instrumental in growing Coram to become the top-performing home infusion company in the country prior to its sale to CVS. Before joining Coram, Mr. Greenleaf served as President and Chief Operating Officer of VioQuest Pharmaceuticals, a publicly traded pharmaceutical company and as President of U.S. Operations for Celltech Biopharmaceuticals. Mr. Greenleaf holds a Bachelor of Arts in Economics from Dennison University and a Master of Business Administration from the University of Miami. Mr. Greenleaf is a military veteran, having served as a captain and navigator in the United States Air Force.

Mr. Greenleaf’s significant experience in the healthcare industry, and in particular his experience as Chief Executive Officer of BioScrip, Home Solutions and Coram, are particularly relevant to Mr. Greenleaf’s service on the Board. Further, as the only Board member who is also a member of the Company’s management team, Mr. Greenleaf provides management’s perspective in Board discussions about the operations and strategic direction of the Company.

Directors

Christopher S. Shackelton

Director Since: 2012

Chairman of the Board

Christopher S. Shackelton was appointed Chairman in 2012 and served as Interim CEO in 2015. Mr. Shackelton is managing partner and co-founder of Coliseum Capital Management, a private investment firm that invests with a long-term orientation in undervalued companies. Previously, Mr. Shackelton worked at Watershed Asset Management and Morgan Stanley & Co. Mr. Shackelton also serves on the boards of Lazydays Holdings, Inc., an operator of recreational vehicle dealerships, and Universal Technical Institute, a technical training school for the transportation industry, as well, from time to time, private companies. Mr. Shackelton was previously Chairman of Rural/Metro Corp, an emergency ambulance company, from December 2010 to June 2011 and served on the boards of BioScrip Inc., an infusion services company from March 2015 to August 2019, LHC Group Inc., a nursing care company from November 2012 through August 2017, Advanced Emissions Solutions Inc., a clean energy technology company, from August 2014 through May 2016, and Interstate Hotels Inc., a global hotel management company, from February 2009 through March 2010. Mr. Shackelton is actively involved in multiple charitable organizations. Mr. Shackelton received a bachelor's degree in Economics from Yale College in 2001.

Christopher Shackelton's experience creating stockholder value for a wide range of companies provides the Board with valuable business leadership and strategic focus. Mr. Shackelton brings financial, investing and accounting experience from other public company boards on which he led mergers and acquisitions, financings, restructurings and other initiatives. Furthermore, Christopher Shackelton's in-depth knowledge of the healthcare industry is particularly beneficial to the Board.

Richard A. Kerley

Director Since: 2010

Board Committees: Chairperson of the Compensation Committee and Chairperson of the Audit Committee

Mr. Kerley served as the Senior Vice President, Chief Financial Officer and member of the board of directors of Peter Piper, Inc., a privately held pizza and entertainment restaurant chain, from November 2008 to December 2014, when he retired. From July 2005 to October 2008, Mr. Kerley served as the Chief Financial Officer of Fender Musical Instruments Corporation. From June 1981 to July 2005, Mr. Kerley was an audit partner with Deloitte & Touche LLP. Prior to becoming a partner at Deloitte & Touche, Mr. Kerley served as an audit manager and staff accountant from August 1971 to June 1981. Mr. Kerley also serves on the board of Cavco Industries, Inc., one of the largest producers of manufactured homes in the United States, and served on the board of The Joint Corp., a publicly traded operator, manager and franchisor of chiropractic clinics from September 2015 until June 2019. He received a bachelor’s degree in accounting from Marshall University in 1971.

Mr. Kerley served as a senior financial executive with experience in a variety of operational issues, financial budgeting, planning and analysis, capital investment decisions, mergers and acquisitions, operational and financial controls, internal and external reporting, financings and public offerings and filings with the SEC. This strong financial background provides the Board with financial expertise, including an understanding of financial statements, finance, capital investing strategies and accounting.

Todd J. Carter

Director Since: 2016

Board Committees: Compensation Committee member

Todd J. Carter is Co-President and Chief Executive Officer of GCA Global, a global independent investment banking firm, and serves on the firm’s board of directors. He has served in these roles since 2008, and is a co-founder of the firm. Previously, Mr. Carter served as Chairman, President and Chief Executive Officer of Savvian Inc. and Perseus Group. Prior to 2003, he was President of Robertson Stephens & Company Inc., a global investment banking and asset management firm, and served on the firm’s board of directors. Earlier in his career, Mr. Carter was employed by McKinsey & Company and Smith Barney Inc. Additionally, Mr. Carter has served on a number of company, advisory and non-profit boards of directors. Mr. Carter received a bachelor’s degree from the University of Texas and a master of business administration degree from Harvard University.

Mr. Carter brings to the Board global investment banking experience, including his service as founder and chief executive officer of a large independent global investment bank, and his extensive financial expertise and experience in the transaction advisory industry, as well as a broad span of expertise in the financial advisory and mergers & acquisitions sectors.

Frank J. Wright

Director Since: 2016

Board Committees: Audit Committee and Nominating and Governance Committee member

Mr. Wright is founder of the PharmaTrust, a firm that provides advisory services to companies and investors engaged in healthcare services and pharmaceutical development and manufacturing. Mr. Wright has almost 40 years of experience in the chemical and pharmaceutical industries. He served as a senior executive of Alexion Pharmaceuticals LLC from 2012 to 2014, as President of European operations, and is a co-founder of Aptuit, an integrated drug development services company. Prior to that, Mr. Wright held a variety of executive positions in multiple pharmaceutical companies, including Glaxo Wellcome (now GlaxoSmithKline). He is a director of Exela Pharma Sciences and ZenQMS LLC, and retired in 2017 as a Director of Laurus Labs Private, Limited and Laurus Synthesis Inc. where he served for 10 years. Mr. Wright received a mechanical engineering degree from the University of Strathclyde, Glasgow.

Mr. Wright has almost 40 years of operational experience in the chemical and pharmaceutical industries, including as the founder of an advisory services firm engaged in healthcare services, pharmaceutical development and manufacturing adding value to the Board. Mr. Wright’s executive leadership and experience provides the Board with operational expertise.

Non-director Executive Officers

The following is a brief summary of the background of each current executive officer who is not a director:

Kevin M. Dotts, 56, has served as Chief Financial Officer since August 2018. Mr. Dotts has over 30 years of experience as a finance and accounting executive at multiple technology companies, serving 14 of those years in the position of chief financial officer. Before joining Providence, Mr. Dotts served as Executive Vice President and Chief Financial Officer of Birch Communications, Inc. and its successor, Fusion Connect, Inc. since February 2017. Prior to that Mr. Dotts held the CFO role at Internap from August 2012 to December 2016, Culligan International from May 2011 to August 2012 and EarthLink from July 2009 to September 2009. In 2010, he served as Interim Chief Financial Officer and Director of Gas Turbine Efficiency Plc. Mr. Dotts began his career at General Electric Company (“GE”) and served in increasingly senior financial roles during his 15 years of tenure at GE. Mr. Dotts received a bachelor’s degree in finance and computer systems management from Drexel University.

Kathryn Stalmack, 43, joined the Company is August 2019. Ms. Stalmack has extensive experience as a corporate transactional and healthcare regulatory attorney. From August 2015 to July 2019, Ms. Stalmack served as Senior Vice President, General Counsel and Corporate Secretary at BioScrip, Inc. From January 2008 to August 2015, Ms. Stalmack served as a Shareholder at Polsinelli, PC working in the Healthcare Practice group. From April 2003 to December 2007, Ms. Stalmack worked at Donohue Brown Mathewson & Smith as a healthcare litigator primarily defending physicians and hospitals. Ms. Stalmack also worked as a litigator at Cassiday Schade & Gloor from 2001 to 2003. Ms. Stalmack holds a Bachelor of Science degree from Miami University in Oxford, Ohio, and Juris Doctor from Loyola University Chicago School of Law. Ms. Stalmack is admitted to practice law in Illinois, Colorado and Georgia.

Suzanne G. Smith, 52, has more than two decades of accounting and finance experience in a variety of industries. Prior to joining the Company in February 2019, she most recently served as Chief Accounting Officer of Cumulus Media from May 2017 until February 2019. Previous appointments include Vice President and Corporate Controller of staffing firm, EmployBridge from September 2015 through April 2017, interim Chief Financial Officer for Acuity from June 2015 through August 2015, and Senior Vice President and Corporate Controller of Serta Simmons Bedding from June 2014 through May 2015. Ms. Smith was also previously Treasurer at WestRock Company. Ms. Smith graduated from The Ohio State University with a Bachelor of Science in Human Ecology and received a Master in Business Administration with a concentration in Finance from Georgia State University. She is a CPA licensed in Georgia.

CORPORATE GOVERNANCE

Board Leadership Structure

The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of management. The Board understands that there is no single, generally accepted approach to providing Board leadership and recognizes that, depending on the circumstances, other leadership models might be appropriate. Accordingly, the Board periodically reviews its leadership structure.

The Board has determined to separate the roles of Chief Executive Officer (“CEO”) and Chairman of the Board between two individuals. The Board believes this leadership structure is appropriate because it strengthens the Board’s independence and enables the CEO to focus on the management of our business.

Independence of the Board

The Board believes that independence depends not only on our directors’ individual relationships, but also on the Board’s overall attitude. Providing objective, independent judgment is at the core of the Board’s oversight function. Under our corporate governance guidelines, the Board, with the assistance of legal counsel and the Nominating and Governance Committee, uses the current standards for “independence” established by NASDAQ to evaluate any material relationship a director may have with the Company to determine director independence. A director is not considered “independent” unless the Board affirmatively determines that the director has no material relationship with the Company or any subsidiary in the consolidated group (other than as a director of Providence or one of our consolidated subsidiaries). Any relationship that falls below a threshold set forth by the standards for “independence” established by NASDAQ and our corporate governance guidelines, or is not required to be disclosed under applicable SEC rules, is automatically deemed to be an immaterial relationship. Our Board has affirmatively determined that Mr. Carter, Mr. Coulter, Mr. Kerley, Ms. Norwalk and Mr. Wright are independent directors.

The Board’s Role in Risk Oversight

The Board has an active role, as a whole and at the committee level, in overseeing management of the Company’s risks. The Board regularly reviews information regarding the Company’s credit, liquidity and operations, as well as the risks associated with each. The Company’s Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements. The Audit Committee oversees management of financial risks. The Nominating and Governance Committee manages risks associated with the independence of the Board, potential conflicts of interest as well as legal and regulatory compliance. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through attendance at committee meetings or committee reports about such risks. In addition, members of senior management regularly provide reports to the Board about their respective areas of responsibility and any risks thereof. These reports include actions taken by senior management to monitor and control such risks.

Compensation Risks

Prudent risk management is necessary to deliver long-term, sustainable stockholder value. The Compensation Committee believes that the Company’s executive compensation program supports the objectives described above without encouraging inappropriate or excessive risk-taking. In reaching this conclusion, the Compensation Committee considered in particular the following attributes and risk mitigation features of our compensation program:

•	our program’s emphasis on long-term, equity-based compensation discourages risk-taking that produces short-term results at the expense of building long-term stockholder value;

•	the maximum payout levels for bonuses and equity-based compensation are capped by the Compensation Committee;

•	we cap the payment amounts under our annual cash incentive compensation plan, and the Compensation Committee can exercise negative discretion to reduce annual cash incentive compensation payments;

•	the Compensation Committee uses an independent compensation consultant that performs no other services for the Company, except at the direction of the Compensation Committee;

•	the Compensation Committee has the authority to make retroactive adjustments to incentive compensation pursuant to the Company’s clawback policy; and

•

the Compensation Committee reviews, in consultation with the Company’s outside compensation advisors, data contained in our peers’ proxy filings, to arrive at a compensation program that is consistent with our peers and aligns with the interests of the Company’s stockholders.

Communication with the Board

Stockholders may communicate with the Board as a whole, the non-management directors or any individual director, by sending a letter to The Providence Service Corporation, c/o Corporate Secretary, 1275 Peachtree Street, Sixth Floor, Atlanta, GA 30309. In the letter, the stockholder must identify him or herself as a stockholder of Providence. The Corporate Secretary may require reasonable evidence that the communication is being made by or on behalf of a stockholder before the communication is transmitted to the individual director or to the Board as a whole. Depending on the subject matter, the Corporate Secretary will either (i) promptly forward to the Chairperson of the Audit Committee and the General Counsel any communication alleging legal, ethical or compliance issues by management or any other matter deemed by the Corporate Secretary to be potentially material to the Company or (ii) not forward to the Board, any committee or any director, any communications of a personal nature or not related to the duties of the Board, including, without limitation, junk mail and mass mailings, business solicitations, routine customer service complaints, new product or service suggestions, opinion survey polls or any other communications deemed by the Corporate Secretary to be immaterial to the Company.

Meetings of the Board of Directors and Committees

During fiscal year 2019, the Board held 13 meetings, the Audit Committee held 9 meetings, the Compensation Committee held 8 meetings and the Nominating and Governance Committee held 4 meetings. During fiscal year 2019, all directors attended at least 75% of all of the meetings of the Board held during the period for which he or she was a director. Additionally, all directors attended at least 75% of the meetings of each committee of the Board held during the period in which he or she served on such committee.

Members of the Board and its committees also consulted informally with management from time to time and acted at various times by written consent without a meeting during fiscal year 2019. Additionally, the independent members of the Board met in executive session regularly without the presence of management.

The Board has an internal policy that all of the directors should attend (either telephonically or in person) the annual meeting of stockholders, absent exceptional cause. All but two of the directors who were directors at the time of the meeting attended the 2019 annual meeting of stockholders.

Committees of the Board of Directors

The Board has three separately designated standing committees: the Audit Committee, the Compensation Committee and the Nominating and Governance Committee, each as described below.

Audit Committee. The Audit Committee is currently composed of Mr. Kerley (Chairperson), Ms. Norwalk and Mr. Wright. The primary function of our Audit Committee is to assist our Board in fulfilling its responsibility to oversee management’s conduct of our financial reporting process, including review of our financial reports and other financial information, our system of internal accounting controls, our compliance with legal and regulatory requirements, the qualifications and independence of our independent auditors and the performance of our internal audit staff and independent auditors. Our Audit Committee has sole authority to appoint, retain, compensate, evaluate and terminate our independent auditors and to approve all engagement fees and terms for our independent auditors.

The Board has determined that each member of the Audit Committee is independent as defined by the applicable NASDAQ listing standards and applicable SEC rules. The Board has determined that Mr. Kerley is an “audit committee financial expert” as defined in applicable SEC rules.

Compensation Committee. The Compensation Committee currently consists of Mr. Kerley (Chairperson), Mr. Carter and Mr. Coulter.

The primary function of our Compensation Committee is to assist our Board in discharging its responsibilities relating to compensation of our executives. These responsibilities include reviewing our general compensation philosophy for executive officers, overseeing the development and implementation of compensation programs for executive officers and reviewing compensation levels, including incentive and equity-based compensation, for executive officers, all other employees, directors and Board committee members. Our Compensation Committee determines and approves compensation for our executive officers and administers our incentive and equity-based compensation plans. In doing so, it considers recommendations made by our CEO meeting in executive session with the Compensation Committee. Our Compensation Committee also reviews, and makes recommendations to the Board regarding, the compensation of our CEO. Under its charter, the Compensation Committee may, in its discretion, form and delegate all or a portion of its authority, duties and responsibilities to one or more subcommittees or to an officer of the Company (so long as such officer does not decide his or her own compensation).

Since 2015 the Compensation Committee has engaged an independent compensation consultant, ClearBridge Compensation Group LLC (“ClearBridge”), a nationally recognized consulting firm, to review the executive compensation programs (including executive pay levels) and assist in structuring short-term and long-term incentive programs for executive and operational management. ClearBridge reports directly and solely to the Compensation Committee. ClearBridge does not provide any other services to the Company, except at the direction of the Compensation Committee. The Compensation Committee assessed the independence of ClearBridge pursuant to the applicable rules and concluded that ClearBridge’s work did not raise any conflict of interest that would prevent it from independently representing the Compensation Committee.

The Board has determined that each member of the Compensation Committee is independent as defined in applicable NASDAQ listing standards.

Nominating and Governance Committee. The Nominating and Governance Committee currently consists of Ms. Norwalk (Chairperson), Mr. Coulter and Mr. Wright.

The primary functions of our Nominating and Governance Committee are to identify individuals qualified to become members of our Board, recommend to our Board a slate of director nominees for election at our next annual meeting of stockholders, monitor legal and regulatory compliance, and develop and recommend to our Board a set of corporate governance principles. These corporate governance principles are set forth in our Corporate Governance Guidelines which can be found on our website at www.prscholdings.com/corporategovernance and are available in print to any stockholder who requests a copy by writing to our Corporate Secretary.

The Board has determined that each member of the Nominating and Governance Committee is independent as defined in applicable NASDAQ listing standards.

The Audit, Compensation and Nominating and Governance Committees are each governed by a written charter approved by the Board. A copy of each committee’s charter is available on our website at www.prscholdings.com/corporategovernance. Providence intends to disclose any amendments to these charters required by the SEC or listing standards of NASDAQ at the same location on our website. The information contained on our website is not part of, and is not incorporated by reference in, this Proxy Statement or any other report we file with or furnish to the SEC.

Director Nomination Process

Director Qualifications

Nominees for director are selected on the basis of outstanding achievement in their careers and other factors, including: board experience; education; whether they are independent under applicable NASDAQ listing standards and applicable SEC rules; financial expertise; integrity; ability to make independent, analytical inquiries; understanding of the business environment; industry experience; and willingness to devote adequate time to Board and committee duties. The proposed nominee should also be free of conflicts of interest that could prevent such nominee from acting in the best interest of Providence and our stockholders. Additional special criteria apply to directors being considered to serve on a particular committee of the Board. For example, members of the Audit Committee must meet additional standards of independence and have the ability to read and understand Providence’s financial statements.

Director Nominee Selection Process

In evaluating potential director nominees, including those identified by stockholders, for recommendation to our Board, our Nominating and Governance Committee seeks individuals with talent, ability and experience from a wide variety of backgrounds to provide a diverse spectrum of experience and expertise relevant to a diversified business enterprise such as ours. Although we have no minimum qualifications, a candidate should represent the interests of all stockholders, and not those of a special interest group, have a reputation for integrity and be willing to make a significant commitment to fulfilling the duties of a director. Our Nominating and Governance Committee will screen and evaluate all recommended director nominees based on the criteria set forth above, as well as other relevant considerations. Our Nominating and Governance Committee will retain full discretion in considering its nomination recommendations to our Board. In identifying, evaluating and nominating individuals to serve as directors, our Board and its Nominating and Governance Committee do not rely on any preconceived guidelines or rules. Rather, our Board and its Nominating and Governance Committee believe that the Company is best served by directors with a wide range of perspectives, professional experiences, skills and other individual qualities and attributes and who come from diverse backgrounds.

To become a nominee, an incumbent director must also submit an irrevocable resignation to the Board that is contingent upon (a) such director receiving less than a majority of the votes cast in the uncontested election, and (b) acceptance of that resignation by the Board in accordance with the policies and procedures adopted by the Board for such purpose. The incumbent director must also complete and submit a questionnaire with respect to his or her background and execute a written representation and agreement (the “Director/Prospective Director Agreement”).

The Director/Prospective Director Agreement requires directors and nominees to disclose certain types of voting commitments and compensation arrangements and represent that the director or nominee, if elected, would be in compliance with all applicable corporate governance, conflicts of interest, confidentiality, securities ownership and stock trading policies and guidelines of the Company, and also provides for the immediate resignation of a director if such person is found by a court of competent jurisdiction to have breached the Director/Prospective Director Agreement in any material respect.

The Nominating and Governance Committee will consider properly submitted stockholder recommendations for director candidates. Director candidates recommended by stockholders are given the same consideration as candidates suggested by directors and executive officers. The Nominating and Governance Committee has the sole authority to select, or to recommend to the Board, the nominees to be considered for election as a director.

The officer presiding over the annual meeting of stockholders, in such officer’s sole and absolute discretion, may reject any nomination not made in accordance with the procedures outlined in this Proxy Statement and Providence’s Bylaws. Under Providence’s Bylaws, a stockholder who desires to nominate directors for election at an annual meeting of stockholders must comply with the procedures summarized below. Interested stockholders may review Providence’s Bylaws, at no cost, on the SEC’s website, www.sec.gov, as Exhibit 3.2 to Providence’s Annual Report on Form 10-K filed with the SEC on March 12, 2010, or by submitting a written request directed to the Company’s Corporate Secretary at the address given in the paragraph below. See “Stockholder Nominations” below for a description of the procedures that must be followed to nominate a director.

Stockholder Nominations

According to Providence’s Bylaws, nominations by stockholders for directors to be elected at a meeting of stockholders which have not previously been approved by the Board must be submitted to our Corporate Secretary in writing, either by personal delivery, nationally recognized express mail or United States mail, postage prepaid, at 1275 Peachtree Street, Sixth Floor, Atlanta, GA 30309, not earlier than the close of business on the 120th calendar day, and not later than the close of business on the 60th calendar day, prior to the first anniversary of the immediately preceding year’s annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is more than 30 calendar days earlier or more than 60 calendar days later than such anniversary date, notice by the stockholder in order to be timely must be so delivered or received no earlier than the close of business on the 120th calendar day prior to the date of such annual meeting and not later than the close of business on the later of the 60th calendar day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 70 calendar days prior to the date of such annual meeting, the 10th calendar day following the day on which public disclosure of the date of such annual meeting is first made by the Company.

Each notice of nomination is required to set forth:

As to each person whom the stockholder proposes to nominate for election or reelection as a director:

•	the name, age, business address and residence address of such person;

•	the principal occupation and employment of such person;

•

the class and series and number of shares of each class and series of capital stock of the Company which are owned beneficially or of record by such person (which information shall be supplemented not later than ten (10) calendar days after the record date for the meeting to disclose such ownership as of the record date);

•	such person’s executed written consent to being named in the proxy statement as a nominee and to serving as a director if elected;

•

all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made with the SEC in connection with the solicitation of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act (or pursuant to any law or statute replacing such section), and the rules and regulations promulgated thereunder;

•

a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such person being nominated, on the one hand, and the stockholder and any Stockholder Associated Person, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K if the stockholder making the nomination and any Stockholder Associated Person were the “registrant” for purposes of such rule and the person being nominated were a director or executive officer of such registrant. A “Stockholder Associated Person” is, with respect to any stockholder, (a) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (b) any beneficial owner of shares of Common Stock of the Company owned of record or beneficially by such stockholder, and (c) any person controlling, controlled by or under common control with such Stockholder Associated Person; and

•	a questionnaire regarding his or her background and an executed Director/Prospective Director Agreement.

As to the stockholder giving the notice:

•	the name and record address, as they appear on the Company’s stock ledger, of such stockholder and the name and address of any Stockholder Associated Person;

•

(a) the class, series and number of shares of each class and series of capital stock of the Company which are, directly or indirectly, owned beneficially and/or of record by such stockholder or any Stockholder Associated Person, documentary evidence of such record or beneficial ownership, and the date or dates such shares were acquired and the investment intent at the time such shares were acquired, (b) any derivative instrument (as defined in the amended and restated bylaws) directly or indirectly owned beneficially by such stockholder or any Stockholder Associated Person and any other direct or indirect right held by such stockholder or any Stockholder Associated Person to profit from, or share in any profit derived from, any increase or decrease in the value of shares of the Company, (c) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder or any Stockholder Associated Person has a right to vote any shares of any security of the Company, (d) any short interest (as defined in the amended and restated bylaws) indirectly or directly held by such stockholder or any Stockholder Associated Person in any security issued by the Company, (e) any rights to dividends on the shares of the Company owned beneficially by such stockholder or any Stockholder Associated Person that are separated or separable from the underlying shares of the Company, (f) any proportionate interest in shares of the Company or derivative instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or any Stockholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, and (g) any performance-related fees (other than an asset-based fee) to which such stockholder or any Stockholder Associated Person is entitled based on any increase or decrease in the value of shares of the Company or derivative instruments, if any, as of the date of such notice, including without limitation, any such interests held by members of such stockholder’s or any Stockholder Associated Person’s immediate family sharing the same household (which information, in each case, must be supplemented by such stockholder and any Stockholder Associated Person not later than ten (10) calendar days after the record date for the meeting to disclose such ownership as of the record date);

•

a description of all arrangements or understandings between such stockholder and/or any Stockholder Associated Person and each proposed nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by such stockholder;

•

any material interest of such stockholder or any Stockholder Associated Person in the election of such nominee, individually or in the aggregate, including any anticipated benefit to such stockholder or any Stockholder Associated Person therefrom;

•

a representation from such stockholder as to whether the stockholder or any Stockholder Associated Person intends or is part of a group which intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to elect the person and/or (2) otherwise to solicit proxies in support of the election of such person;

•

a representation that such stockholder is a holder of record of stock of the Company entitled to vote at such meeting, that such stockholder intends to appear in person, or by proxy, at the meeting to nominate the person or persons named in the notice;

•

whether and the extent to which any agreement, arrangement or understanding has been made, the effect or intent of which is to increase or decrease the voting power of such stockholder or any Stockholder Associated Person with respect to any shares of the capital stock of the Company, without regard to whether such transaction is required to be reported on a Schedule 13D or other form in accordance with Section 13(d) of the Exchange Act or any successor provisions thereto and the rules and regulations promulgated thereunder; and

•

any other information relating to such stockholder or any Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made with the SEC in connection with the solicitations of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act (or pursuant to any law or statute replacing such section) and the rules and regulations promulgated thereunder.

In the event that a special meeting of stockholders is called for the election of directors, a stockholder’s nomination must be delivered to the Company not earlier than the close of business on the 120th calendar day prior to the date of the special meeting and not later than the close of business on the later of the 60th calendar day prior to the date of the special meeting, or, if the first public disclosure made by the Company of the date of the special meeting is less than 70 days prior to the date of the special meeting, not later than the 10th calendar day following the day on which public disclosure is first made of the date of the special meeting. The stockholder submitting a notice of nomination with respect to the election of directors at a special meeting must include, in its timely notice, the same information as set forth above.

A majority of the Board may reject any nomination by a stockholder not timely made or otherwise not made in accordance with the terms of the Company’s amended and restated bylaws. If a majority of the Board reasonably determines that the information provided in a stockholder’s notice does not satisfy the informational requirements in any material respect, the Corporate Secretary will promptly notify such stockholder of the deficiency in writing. The stockholder will then have an opportunity to cure the deficiency by providing additional information to the Corporate Secretary within such period of time, not to exceed ten (10) days from the date such deficiency notice is given to the stockholder, as a majority of the Board reasonably determines. If the deficiency is not cured within such period, or if a majority of the Board reasonably determines that the additional information provided by the stockholder, together with the information previously provided, does not satisfy the requirements in any material respect, then a majority of the Board may reject such stockholder’s nomination.

Compensation of Non-Employee Directors

In assessing compensation elements and making compensation decisions with respect to our non-employee directors, the Compensation Committee engaged ClearBridge in 2017 to provide independent advice and recommendations. The non-employee director compensation program (as described below) was approved in 2017, and no changes have been made to the program since that time. The Compensation Committee also relies on information about the director compensation practices of a peer group of companies of similar size to the Company in related industries (see “Executive Compensation—Detailed Discussion and Analysis—Approach for Developing the Executive Compensation Program”), as well as its own judgment and prior experience, in determining director compensation.

As compensation for their service as directors of the Company in 2019 (and consistent with the program approved in April 2017), each non-employee member of the Board received an $85,000 annual cash retainer. For service as committee chairs, the Chairperson of the Audit Committee received an additional retainer of $35,000 and the Chairpersons of the Compensation Committee and Nominating and Governance Committee each received an additional retainer of $20,000. For service as Chairman of the Board, the Chairman of the Board received an additional retainer of $35,000. Members of the Audit Committee, the Compensation Committee and the Nominating and Governance Committees (other than the Chairpersons) received an additional retainer of $15,000, $7,500 and $7,500, respectively. Payment of the retainers were made on a monthly basis in advance of each month of service. The Company’s target value of the equity retainer for non-employee members of the Board in 2019 was $130,000, based on the closing stock price of the Company’s stock on the grant date. Except for certain expense reimbursements noted below, no additional payments were made to non-employee members for participating in Board and committee meetings. Beginning in December 2016, non-employee members of the Board were offered the opportunity (as approved by the Board) to elect to receive unrestricted shares of Common Stock in lieu of cash compensation. Mr. Coulter and Mr. Wright elected to receive 100% and 50%, respectively, of their 2019 director cash compensation in the form of unrestricted shares of Common Stock.

On February 14, 2019, Mr. Carter, Mr. Coulter, Mr. Kerley, Ms. Norwalk and Mr. Wright were each awarded 1,857 restricted share awards under the Company’s 2006 Long-Term Incentive Plan (the “2006 Plan”) for their annual equity award. On February 14, 2019, Coliseum Capital Partners, L.P. was granted 1,857 stock equivalent units in lieu of an award to Christopher Shackelton. All awards vest 1/3rd on each of the first, second and third anniversary of the grant date.

On February 13, 2020, Mr. Carter, Mr. Coulter, Mr. Kerley, Ms. Norwalk and Mr. Wright were each awarded 1,952 restricted share awards under the Company’s 2006 Long-Term Incentive Plan (the “2006 Plan”) for their annual equity award. On February 13, 2020, Coliseum Capital Partners, L.P. was granted 1,952 stock equivalent units in lieu of an award to Christopher Shackelton. All awards vest on the first anniversary of the grant date. Because these grants were made in 2020, such grants are not included in the table below.

Non-employee directors are also reimbursed for reasonable expenses incurred in connection with attending meetings of the Board and meetings of Board committees. The following table shows for the fiscal year ended December 31, 2019, certain information with respect to the compensation of our non-employee directors:

2019 Director Compensation Table#

Name	Fees Earned Or Paid in Cash ($) (1)	Stock Awards ($) (2)	Total ($)
Todd J. Carter	$ 92,500	$ 133,611	$ 226,111
David A. Coulter	$ 100,000	$ 133,611	$ 233,611
Richard A. Kerley*	$ 140,000	$ 133,611	$ 273,611
Leslie V. Norwalk*	$ 120,000	$ 133,611	$ 253,611
Christopher S. Shackelton† (3)	$ 120,000	$ 133,611	$ 253,611
Frank J. Wright	$ 107,500	$ 133,611	$ 241,111
Columns that do not apply have been deleted. † Board Chairman at December 31, 2019
*Committee Chair at December 31, 2019

(1)

Mr. Coulter elected to receive 100% of his 2019 cash compensation in the form of unrestricted shares of Common Stock. Mr. Wright elected to receive 50% of his 2019 cash compensation in the form of unrestricted shares of Common Stock.

(2)

Represents the aggregate grant date fair value of the stock and stock equivalent units granted in fiscal year 2019. The aggregate grant date fair value of the restricted shares was computed in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718-Compensation-Stock Compensation (“ASC 718”). For a discussion of valuation assumptions, see Note 14, Stock-Based Compensation and Similar Arrangements, of our 2019 Annual Report. The aggregate number of unvested stock awards outstanding for each non-employee director as of December 31, 2019 is shown below:

Name	Unvested Restricted Share Awards
Todd J. Carter	4,234
David A. Coulter	4,234
Richard A. Kerley	4,234
Leslie V. Norwalk	4,234
Frank J. Wright	4,234

The aggregate number of unvested stock equivalent units outstanding for each non-employee director as of December 31, 2019 is shown below:

Name	Unvested Stock Equivalent Units
Christopher S. Shackelton (3)	4,234

(3)

All of Christopher Shackelton’s compensation for service on the Board inures to the benefit of CCP pursuant to this entity’s policy regarding Christopher Shackelton’s service on the board of companies in which it has an equity interest. CCP also holds previously granted stock option equivalent units in respect of Christopher Shackelton’s services with respect to the acquisitions of Ingeus UK Holdings Limited and CCHN Group Holdings, Inc. (referred to as “Matrix Medical Network”), 200,000 of which were vested as of December 31, 2019, with an exercise price of $43.81.

Stock Ownership Guidelines for Non-Employee Directors

Pursuant to our stock ownership guidelines, our non-employee directors are expected to own shares of our Common Stock with a value equal to three times their annual retainer (excluding compensation for board or committee chair, committee member or lead director positions held). Because Christopher Shackelton assigns all of his Board compensation to CCP as described above, he is excluded from these stock ownership guidelines.

The following counts towards meeting the required holding level:

•	shares held directly or indirectly;

•	any vested restricted shares or RSUs held under our annual equity-based compensation program;

•	any unvested time-based restricted shares or RSUs held under our annual equity-based compensation program (calculated on an assumed net after-tax basis); and

•	shares owned jointly with or in trust for, immediate family members residing in the same household.

Non-employee directors are not permitted to sell compensatory shares of our Common Stock until they have reached the required holding level, except if such sale is effected to satisfy tax obligations or to pay the exercise price of options. This holding requirement does not apply to shares purchased by a non-employee director in the market or from the Company for cash unless acquired by exercise of a compensatory option. In the event a non-employee director does not achieve his or her holding level set forth above and sells shares of our Common Stock in violation of the stock ownership guidelines, the Board will consider all relevant facts and take such actions as it deems appropriate under the circumstances. Each of our non-employee directors was in compliance with our stock ownership guidelines as of December 31, 2019.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who beneficially own more than 10% of a registered class of the Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of Providence.

To the Company’s knowledge, based solely on a review of the copies of such reports filed with the SEC and written representations that no other reports were required, the Company believes that all Section 16(a) executive officers, directors and individuals who are greater than 10% beneficial stockholders of Providence complied with applicable Section 16(a) requirements during the fiscal year ended December 31, 2019, except that Mr. Pate, Mr. Dotts, Ms. Stalmack and Ms. Smith each filed one Form 4 two days late.

Certain Relationships and Related Party Transactions

Policy Regarding Certain Relationships and Related Party Transactions

Pursuant to its written charter, the Audit Committee has adopted a Related Person Transaction Policy that, subject to certain exceptions, requires the Audit Committee (or the chair of the Audit Committee in certain instances) to review and either ratify, approve or disapprove all “transactions” with “related persons,” which have the meanings given to such terms in Item 404(a) of Regulation S-K of the Securities Act of 1933, as amended.

In determining whether to approve or ratify a transaction with a related person under the policy, the Audit Committee is to consider all relevant information and facts available to it regarding the transaction and take into account factors such as the related person’s relationship to the Company and interest in the transaction (direct or indirect), the terms of the transaction and the benefits to the Company of the transaction. No director is to participate in the approval of a related person transaction for which he or she is a related person or otherwise has a direct or indirect interest.

The Audit Committee reviews and assesses ongoing related person transactions, if any, on at least an annual basis to determine whether any such transactions remain appropriate or should be modified or terminated.

Each year our directors and officers complete Directors’ and Officers’ Questionnaires, which, among other things, are designed to elicit certain information relating to transactions with the Company in which the officer or director or any immediate family member of such officer or director has a direct or indirect interest. We also make inquiries quarterly of officers and directors to identify any additional related person transactions that have arisen since the last inquiry as a means to ensure all potential transactions subject to the policy are captured. These questionnaires are reviewed by our General Counsel and any such transactions or other related person transactions are brought to the attention of the Audit Committee as appropriate.

Retention of Advisors

In 2018 the Company retained Epstein, Becker & Green, P.C. (“EBG”) to provide healthcare regulatory advice in respect of disclosures being made in our periodic SEC filings and EBG Advisors, Inc. (“EBG Advisors”), an affiliated entity, to provide healthcare advisory services to the Company, both for customary fees. The Company made the decision to retain EBG and EBG Advisors after reviewing several potential healthcare regulatory advisors, and engaging in interviews with four potential firms and determined EBG and EBG Advisors were best positioned to meet the Company’s needs. In 2019 and 2018, respectively, the Company paid $108,339 and $15,740 to EBG and in 2018, the Company paid $50,000 to EBG Advisors for such services. The amounts represent less than 1% of total revenue for both EBG and EBG Advisors, respectively. Leslie Norwalk, a member of our Board, is Counsel at EBG.

Ms. Norwalk receives a fixed base salary for her employment at EBG and no additional variable compensation. The Company has received a letter from EBG advising that the Company’s engagement of the applicable advisor, and Ms. Norwalk’s relationship with the Company and her membership on the Board was not and will not be taken into consideration when calculating her compensation or accounted for in any way as it relates to her compensation.  The Board has determined that Ms. Norwalk qualifies as independent under the applicable NASDAQ and SEC standards.

Indemnification Agreement

On May 9, 2018, the Company entered into a registration indemnification agreement with each of the Coliseum Stockholders, pursuant to which the Company agreed to indemnify the Coliseum Stockholders, and the Coliseum Stockholders agreed to indemnify the Company, against certain matters relating to the registration of the Coliseum Stockholders’ securities for resale under the Securities Act.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists of Mr. Kerley (Chairperson), Mr. Carter and Mr. Coulter. No person who served as a member of the Compensation Committee during the fiscal year ended December 31, 2019 was a current or former officer or employee of Providence, or engaged in certain transactions with us, which was required to be disclosed by regulations of the SEC. None of Providence’s executive officers served as a director or member of the compensation committee of another entity, one of whose executive officers served as a member of our Board or as a member of our Board’s Compensation Committee.

Equity Compensation Plan Information

The following table provides certain information as of December 31, 2019 with respect to our equity-based compensation plans.

Plan category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (1)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders	729,601	$64.72	1,306,243
Equity compensation plans not approved by security holders	—	—	—
Total	729,601	$64.72	1,306,243

(1) The number of shares shown in this column represents the number of shares available for issuance pursuant to stock options and other stock-based awards that were previously granted and were outstanding as of December 31, 2019 under the 2006 Plan.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

This Compensation Discussion and Analysis explains the executive compensation program for the following individuals, who are referred to as the Named Executive Officers (“NEOs”):

•	Daniel E. Greenleaf – President and Chief Executive Officer

•	Kevin M. Dotts – Chief Financial Officer

•	Kathryn Stalmack – Senior Vice President, General Counsel & Corporate Secretary*

•	Suzanne G. Smith – Chief Accounting Officer*

•	R. Carter Pate – Former Interim Chief Executive Officer*

•	William Severance – Former Executive Vice President, Office of the Providence CEO*

•	Laurence Orton – Former Interim Chief Accounting Officer and Senior Vice President Finance*

*Mr. Pate served as the Company’s Interim CEO from November 15, 2017 until December 11, 2019, when Daniel E. Greenleaf was appointed CEO of the Company. Mr. Pate served as a Special Advisor to the President and CEO until the end of his contract term, December 31, 2019. Ms. Stalmack has served as Senior Vice President, General Counsel & Corporate Secretary since August 19, 2019. Ms. Smith joined the Company in February 2019 and was named Chief Accounting Officer on March 1, 2019. Mr. Severance served as Executive Vice President, Office of the Providence CEO from August 22, 2018 until May 10, 2019. Mr. Orton served as Interim Chief Accounting Officer and Senior Vice President Finance from May 11, 2018 until March 1, 2019 and resigned from the Company on May 10, 2019.

Executive Summary

Overview and 2019 Business Highlights

The Providence Service Corporation is a Delaware corporation formed in 1996 that is the largest manager of non-emergency medical transportation (“NET”) programs for state governments and managed care organizations (“MCOs”) in the United States (“U.S.”) primarily through its brands LogistiCare and Circulation. In addition, our NET Services segment includes the Company’s activities related to executive, accounting, finance, internal audit, tax, legal, certain strategic and corporate development functions and the results of the Company’s captive insurance company. During 2018, the Company announced an Organizational Consolidation plan (“Organizational Consolidation”) to integrate substantially all activities and functions performed at the corporate holding company level into its wholly owned subsidiary, LogistiCare Solutions LLC ("LogistiCare"). Effective January 1, 2019, the consolidation was substantially complete. LogistiCare retained its name and continues to be headquartered in Atlanta, GA, and the Company continues to be named The Providence Service Corporation and is listed on NASDAQ Global Select Market ("NASDAQ") under the ticker symbol “PRSC”.

Providence also owns a minority investment in CCHN Group Holdings, Inc. and its subsidiaries (“Matrix”). Matrix is a nationwide provider of a broad array of assessment and care management services that improve health outcomes for individuals and financial performance for health plans. Matrix’s national network of community-based clinicians deliver in-home services while its fleet of mobile health clinics provide community-based care with advance diagnostic capabilities. These solutions combined with Matrix’s advanced engagement approach, helps health plans manage risks, close care gaps and connect members to care.

Fiscal year 2019 was a year of challenging headwinds impacting our financial results as well as one of positive and important transitions for the Company. As described in our Annual Report on Form 10-K, the Company’s operating results in 2019 were impacted by increasing utilization under at risk contracts and increased transportation costs on a per trip basis. These factors caused Adjusted EBITDA to be lower for fiscal 2019 than in fiscal 2018. These negative factors were partially offset by contracts renegotiated during 2019 and by top-line revenue growth. The result of this challenging environment was that the Compensation Adjusted EBITDA (as defined below) target for the payment of amounts under the Company’s annual incentive plan (described below) was not achieved and as a result, the portion of the annual bonus tied to Adjusted EBITDA was not achieved for 2019.

Fiscal year 2019 was also one of transition in our business having completed the Organizational Consolidation and with certain non-NET businesses having been divested, the Company focused on growing its NET services segment, integrating Circulation’s technology into the Company’s technology offering, and renegotiating pricing for certain contracts. In addition to the transition of the Company’s operations, there was also a transition in the executive leadership. In March 2019, Suzanne G. Smith was named Chief Accounting Officer. In August 2019, Kathryn Stalmack was hired as the Company’s General Counsel and Corporate Secretary, replacing M. Chinta Gaston, LogistiCare’s long serving General Counsel, who had become General Counsel of Providence on January 1, 2019. In December 2019, Daniel Greenleaf replaced Carter Pate as the Chief Executive Officer of the Company. Mr. Pate had been serving as the Interim Chief Executive Officer until a permanent CEO was retained. Mr. Greenleaf brings to the Company over 25 years of experience successfully transforming healthcare companies through periods of growth, most recently having served as President and CEO of BioScrip, Inc., where he spearheaded the turnaround and successful merger with Option Care Health (Nasdaq: OPCH).

Stockholder Say-on-Pay and Say-on-Pay Frequency and Company Response

In establishing and recommending 2019 compensation for the NEOs, the Compensation Committee considered the results of the Say-on-Pay vote and the vote on the frequency of future Say-on-Pay votes at the 2019 annual meeting of stockholders. In advance of that meeting, we reached out to certain stockholders to discuss certain key governance issues. At that meeting, our stockholders approved our executive compensation for the 2019 fiscal year with approximately 82% of the votes cast in favor. Our Board recognizes that executive compensation is important to stockholders and takes this into account when reviewing the compensation program throughout the year. We believe that we have established a compensation plan that aligns the compensation paid to NEOs with value delivered to stockholders, including changes that we made in fiscal year 2019.

Detailed Discussion and Analysis

Compensation Committee Philosophy

Providence has a strong philosophy that compensation should be earned based on performance. As a result, we believe that compensation programs offered to NEOs should support the achievement of our strategic and financial goals and creation of stockholder value over the long term primarily by rewarding both capital allocation and operational excellence strategies. Accordingly, our guiding compensation principles for fiscal year 2019 focused on:

•	attracting, retaining, and motivating high-performing leaders;

•	aligning the interests of our executives with those of our stockholders, and incentivizing stockholder value creation;

•	linking a meaningful portion of executive compensation to achievement of key financial, operational, and capital allocation performance goals; and

•	maintaining a significant portion of compensation based on at-risk opportunities, including in equity awards tied to stock price and achievement of key transactions and projects.

2019 Compensation Components

The specific components of the 2019 compensation program for NEOs were as follows:

Component	Description	Purpose
Base Salary	Fixed cash component established upon hire (and adjusted from time-to-time) based on overall skills and experience.	Provide competitive fixed compensation to attract and retain executive talent. Reviewed to reward for individual performance, and to consider market competitiveness.
Annual Incentive Program

The Annual Incentive Program (“AIP”) approved in 2019 for our NEOs that served for all or most of fiscal 2019 (in this case Mr. Dotts and Ms. Smith) was based on performance metrics described below. Based on our fiscal 2019 results, no amounts were paid under the AIP. Mr. Greenleaf and Ms. Stalmack were not eligible for such awards in 2019 had they been paid.

Provide financial incentive to the executives to reward them for achieving specific strategic, organizational, financial and individual goals.

Component	Description	Purpose
Interim CEO Bonus Plan	Mr. Pate, given that his position as Interim CEO was scheduled to come to close at the end of 2019, had a separate short-term incentive plan from the broader AIP above.	Provided a mix of financial and individual goals that were better aligned with the interim nature of his role with the Company.
Long-Term Incentive (“LTI”)

Mr. Dotts and Ms. Smith, along with other executives that were not NEOs, received stock option and restricted share awards from the Compensation Committee in September 2019. Mr. Greenleaf, received long-term equity awards of stock options, Premium Priced Options, and restricted stock units (“RSUs”) in connection with his employment agreement described below. Ms. Stalmack and Ms. Smith received long-term equity awards made up of stock options, and restricted share awards in connection with their employment agreements described below.

Long-term incentive grants to certain executives align them with our stockholders’ interest in achieving increases of our stock value. Given the transition period the Company was experiencing in 2019, the Compensation Committee felt that a combination of options and either restricted share awards or RSUs was the appropriate vehicle mix. The combination of stock options and either restricted share awards or RSUs furthered the Compensation Committees objectives of (1) directly aligning employee compensation with stockholder interests, with the stock option component incentivizing performance through stock price appreciation (i.e., stock options have no value if stock price does not appreciate and Premium Priced Options to the CEO have no value unless stock price appreciates above premium exercise price) and (2) the restricted share awards or RSUs providing incentives for retention of key executives.

Benefits and Perquisites

We provide certain benefits generally available to all employees and we provide additional benefits for NEOs. Perquisites for NEOs relate to certain enhanced insurance and other non-cash benefits. See “Benefits and Perquisites” for further detail.

Provide a competitive level of employee benefits; aids in attraction and retention of key executives.
Post-Termination Compensation	Certain NEOs are eligible for certain payments post-termination, as specified in “Potential Payments Upon Termination or Change in Control.”	Provide an appropriate level of payment in the event of a change in control or termination.
Other Policies	Stock Ownership Guidelines Clawback Anti-Hedging / Anti-Pledging	Enhance alignment between executive and stockholder interests.

 Approach for Developing the Executive Compensation Program

The compensation of our CEO (as was the compensation for our Interim CEO before his departure from the Company) is determined by the Compensation Committee, subject to the approval of the Board. Our CEO annually reviews the performance of each NEO, other than himself, relative to the annual performance goals established for the year. Our CEO then makes recommendations to the Compensation Committee with respect to all aspects of the compensation of the other NEOs who report directly to him, but the Compensation Committee has the final decision with respect to executive compensation. The Compensation Committee exercises discretion in modifying compensation recommendations relating to the other NEOs that were made by our CEO and approves all compensation decisions for such NEOs.

Since 2015, the Compensation Committee has engaged ClearBridge to assess the competitiveness of pay for the executive officers and provide independent advice and recommendations to the Compensation Committee regarding executive compensation. In order to avoid conflicts of interest, ClearBridge only does work for or authorized by the Compensation Committee. The Compensation Committee annually reviews ClearBridge’s independence as contemplated by the Compensation Committee’s charter and applicable NASDAQ rules, and in February 2020 determined that there were no conflicts of interest.

We believe it is appropriate for NEO pay to be competitive with the market for comparable executives. To achieve this objective, we assess market data for a peer group of companies established by the Compensation Committee from time to time.

We periodically review our peer group for competitive compensation benchmarking analysis. The peer group is comprised of health services related-companies that are comparable in terms of business mix and size (e.g., revenue, EBITDA, and market capitalization). As part of Providence’s transition in 2019, we reviewed the peer group to determine if any adjustments were necessary. Based on that review, we added Hanger, Inc. and removed Civitas Solutions (acquired and no longer public), RadNet Inc., and Amedisys, Inc. The following is a list of our current 12 company peer group:

2019 Peer Group
Addus HomeCare Corporation	Ensign Group

Allscripts Healthcare Solutions, Inc.	HMS Holdings

American Renal Associates Holdings, Inc.	LHC Group

Capital Senior Living Corporation	Option Care Health, Inc.(1)

CorVel Corporation	National HealthCare Corporation

Hanger, Inc.	Tivity Health

(1) Option Care Health Inc. was formerly BioScrip, Inc.

In addition to market data, the Compensation Committee takes into consideration other factors, including an individual’s role, tenure, experience, skills and performance when making compensation decisions.

2019 Executive Compensation Program Decisions

The following decisions were made in fiscal year 2019 regarding each of these compensation components:

Base Salary

The Compensation Committee has periodically reviewed and set salaries for NEOs at levels intended to be competitive, as further discussed under “—Approach for Developing the Executive Compensation Program,” and to provide the appropriate level of fixed compensation for each individual’s role at the Company. In determining the NEOs’ base salaries, the Compensation Committee has considered the internal pay comparisons within the executive group at the Company, individual performance, overall financial performance of the Company, and market data, as appropriate. Salaries for our NEOs were as follows:

Name	2019 Base Salary(1)
Daniel E. Greenleaf	$850,000
Kevin M. Dotts	$450,000
Kathryn Stalmack	$375,000
Suzanne G. Smith	$285,000
R. Carter Pate	$750,000
William Severance	$450,000
Laurence Orton	$300,000

(1) Reflects base salaries for our NEOs as of December 31, 2019, except for Mr. Pate who stepped down as Interim CEO on December 11, 2019, William Severance, who stepped down as EVP, Finance, Office of the Providence CEO, effective May 10, 2019 and Laurence Orton, who stepped down as Interim Chief Accounting Officer and Senior Vice President Finance, effective March 1, 2019 and resigned May 10, 2019.

2019 Cash Bonus Awards

Annual Incentive Program

For fiscal year 2019, Mr. Dotts and Ms. Smith participated in the AIP, which provided for a bonus opportunity based 75% on consolidated financial performance, measured by EBITDA, as adjusted by the Compensation Committee for the AIP (“Compensation Adjusted EBITDA”), and 25% on individual goals established by the Compensation Committee, provided, however, that the AIP was self-funded and therefore if the Compensation Adjusted EBITDA threshold was not achieved, no amount would be payable, despite an executive’s achievement of their individual goals. As described below, for fiscal year 2019, the Compensation Committee determined that on the basis of the Company’s financial results, the Company did not achieve its Compensation Adjusted EBITDA target and therefore no AIP was paid for Mr. Dotts, Ms. Smith or the other participants in the AIP. Since Mr. Greenleaf and Ms. Stalmack were retained later in the year, they were not eligible for the AIP. Finally, Mr. Severance and Mr. Orton were entitled to the AIP in 2019, as provided in the retention agreements described below. The Compensation Committee created a separate 2019 short-term incentive plan for Mr. Pate that consisted of 75% individual goals set by the Compensation Committee (including, without limitation, the successful fulfillment of Mr. Pate’s role as the chairman of the Audit Committee of Matrix’s Board of Directors, and completing the consolidation of the Company’s Connecticut and Arizona offices into the Atlanta corporate headquarters by June 30, 2019) and 25% based on Compensation Adjusted EBITDA if he remained at the Company for all of 2019 or until such date in 2019 as the Board believed his services were no longer necessary. As described above, the Compensation Committee determined that the Company did not achieve the Compensation Adjusted EBITDA target, but that given that Mr. Pate had achieved his individual goals, he would receive 75% of his short-term incentive plan payment for 2019. Ms. Smith was paid a $15,000 signing bonus when she joined the Company in February 2019.

For Mr. Pate, the 2019 bonus opportunity under his short-term incentive plan was $750,000 or 100% of his 2019 base salary. As determined by the Compensation Committee, Mr. Pate received 75% of his bonus opportunity in 2019.

Named Executive Officer	Target Incentive Plan Opportunity as % of Salary	Maximum Incentive Plan Opportunity as % of Salary
Kevin M. Dotts – AIP	75%	150%
Suzanne G. Smith –AIP	50%	100%
R. Carter Pate - Short-term plan	100%	125%
William Severance – AIP	75%	75%
Laurence Orton – AIP	50%	50%

 Our 2019 Compensation Adjusted EBITDA target was $100.3 million, as shown in the table below. In setting the target for fiscal year 2019, the Compensation Committee took into account, among other factors, the Company’s budget and projected performance for 2019. The Company achieved a 2019 Compensation Adjusted EBITDA of $64.4 million, resulting in no payouts under the AIP or Mr. Pate’s short-term incentive plan for this metric.

Compensation Adjusted EBITDA	Threshold	Target	Maximum	Actual
Targets and FY2019 Actual	$95.3 million	$100.3 million	$110.3 million	$64.4 million
Payout %	50%	100%	200%	0%

Compensation Adjusted EBITDA under the AIP is calculated by modifying Adjusted EBITDA for LogistiCare and its subsidiaries to neutralize impact of changes in accounting rules, and exclude impact of acquisitions from actual results, earnings related to divested businesses after the date of divestment, one of the Company’s subsidiaries’ long-term incentive plans, unbudgeted severance of executive officers, losses and gains on unbudgeted sales of assets, the impact of “marking-to-market” of cash settled equity awards, and items of an “Unusual Nature” on a case by case basis. (For a complete discussion of the method of calculating Adjusted EBITDA, see the Form 8-K filed with the SEC on February 27, 2020.)

 Retention Bonuses

Upon the conclusion of his employment with the Company on May 10, 2019, following the completion of his tenure under the Retention Plan (as defined below), Mr. Severance became entitled to a cash payment of $875,000, an AIP bonus of $122,343 and other benefits under the Retention Plan. Upon the conclusion of his employment with the Company on May 10, 2019, Mr. Orton became entitled to a cash payment of $300,000, an AIP bonus of $54,375, and other benefits under the Retention Plan (see “2019 Executive Compensation Program Decisions—Long-Term Incentives—Employee Retention Plan”).

 Long-Term Incentives

Equity Grants

In an effort to retain, motivate, and continue to align the Company’s NEOs with stockholders and stockholder value creation, the Compensation Committee granted long-term incentive awards in September 2019 in the form of stock options and restricted share awards to certain executives and other employees. The Compensation Committee determined that an award consisting of both (1) stock options which align executives’ interests with stockholders given their inherent performance-based value and (2) restricted share awards with their inherent retention value was the best vehicle mix to meet the Company’s objectives during 2019, given the transition period the Company was experiencing with respect to executive turnover. Given their level, the Compensation Committee felt it appropriate to grant Mr. Dotts and Ms. Stalmack awards that were weighted more towards performance and consisting of 75% stock options and 25% restricted share awards. For Ms. Smith and other executives/employees, the Compensation Committee felt it was important to more evenly balance performance and retention objectives during this transition, as a result their awards consisted of 50% stock options and 50% restricted share awards. Mr. Greenleaf received awards in connection with the execution of his employment agreement as CEO of the Company consisting of RSUs, stock options with an exercise price equal to the Company’s common stock price on the date of grant (“Market Priced Options”) and stock options with an exercise price equal to 115% of the closing price of the Company’s common stock on the date of grant (the “Premium Priced Options”). Premium Priced Options further enhance the performance orientation of the program as they require a minimum 15% increase in the stock price prior to the executive being able to share in the stock price appreciation. The Compensation Committee considered various multiple factors in determining the value of the individual equity grants, including: individuals’ roles, performance, historical LTI grants, and market data. Additional detail on the equity grants is provided below.

On March 31, 2019, options to purchase 73,875 shares of Common Stock granted to Mr. Pate in 2018 vested as a result of him meeting certain personal goals, including those relating to financial reporting, the Organizational Consolidation, and the mentorship of senior executives. Options to purchase 73,875 shares of Common Stock granted to Mr. Pate in 2018 were subject to vesting based on a budget goal as of March 31, 2019, of which the Compensation Committee determined that 36,938 of such options should vest based on performance in respect of this goal. Options to purchase an additional 147,750 shares of Common Stock granted to Mr. Pate in 2018 vested on June 30, 2019. All of these vested options have an exercise price of $71.67 and will remain exercisable until April 8, 2021.

In connection with his appointment as Interim Chief Financial Officer, on April 9, 2018, Mr. Severance received an option to purchase 13,710 shares of Company stock at a price of $71.67 per share, the closing price of the Company’s Common Stock on the grant date. This option became fully exercisable on May 10, 2019. Mr. Orton, Interim Chief Accounting Officer, received an option to purchase 23,313 shares of Company stock at a price of $56.42 per share on December 14, 2017 and an option to purchase 1,207 shares of Company stock at a price of $56.89 per share on December 16, 2017. These options became fully exercisable on December 31, 2018.

On February 18, 2019, in connection with her appointment as Chief Accounting Officer, Ms. Smith was granted options to purchase 4,600 shares of Common Stock at $73.09 per share, the closing price of the Company’s stock on the grant date. These options will vest if Ms. Smith remains continuously employed with the Company through October 31, 2020 and will expire on December 31, 2020.

The following table outlines the equity grants made to the NEOs during 2019.

Named Executive Officer	Grant Date	Exercise Price	Stock Options (# of underlying shares)	Restricted Share Award or RSUs
Daniel E. Greenleaf (1)	12/11/2019	$59.25	67,090	20,104
Daniel E. Greenleaf (1)	12/11/2019	$68.14	40,432	-
Kevin M. Dotts (2)	9/20/2019	$58.84	25,175	2,629
Kathryn Stalmack (3)	9/20/2019	$58.84	15,257	5,842
Suzanne G. Smith (4)	2/18/2019	$73.09	4,600	-
Suzanne G. Smith (2)	9/20/2019	$58.84	5,798	1,816
R. Carter Pate(5)	2/1/2019	$-	-	23,317

(1)

In connection with his employment, Mr. Greenleaf was granted 67,090 options at the closing market price on the grant date, 40,432 Premium Priced Options and 20,104 RSUs. The stock options and RSUs vest in 25% increments on the first, second, third and fourth anniversaries of the grant date, subject to Mr. Greenleaf’s continued employment through such dates and the terms of Mr. Greenleaf’s employment agreement.

(2)

Granted in connection with the 2019 Long Term Incentive Plan. The stock options and restricted share award shares vest in 1/3rd increments on March 15, 2021, March 15, 2022 and March 15, 2023, subject to such NEO’s continued employment through such dates.

(3)

Granted in connection with Ms. Stalmack’s appointment as General Counsel and entry into her employment agreement. The stock options and restricted share award shares vest in 1/3rd increments on March 15, 2021, March 15, 2022 and March 15, 2023, subject to continued employment through such dates.

(4)

Granted in connection with Ms. Smith’s appointment as Chief Accounting Officer. These options will vest only if Ms. Smith remains continuously employed with the Company through October 31, 2020 and will expire on December 31, 2020.

(5)	Granted to reward Mr. Pate for his performance in various projects undertaken by the Company in 2018, which fully vested upon Mr. Pate’s separation of service from the Company in December 2019.

Benefits and Perquisites

401(k) Plans

All NEOs are eligible to participate in our 401(k) Plan and to receive a company match, subject to plan requirements and contribution limits established by the Internal Revenue Service. NEOs receive matching contributions under our 401(k) Plan equal to 10% of participant elective contributions up to a maximum amount of $400. At the end of each plan year, we also may make a contribution on a discretionary basis on behalf of participants who have made elective contributions for the plan year.

Other Benefits and Perquisites

During fiscal year 2019, our NEOs received, to varying degrees, a limited amount of other benefits, including certain group life, health, medical and other non-cash benefits generally available to all salaried employees. More detail on these benefits and perquisites may be found in the “Summary Compensation Table.”

Other Compensation Policies

Stock Ownership Guidelines for NEOs

We believe that promoting stock ownership aligns the interests of our NEOs with those of our stockholders and provides strong motivation to build stockholder value. Under the guidelines, NEOs are expected to own shares of our Common Stock with a value equal to the following multiple of their respective salaries:

Executive	Stock Ownership Guideline as a Multiple of Salary
CEO	3x annual base salary
Other NEOs	2x annual base salary

The following will count towards meeting the required holding level:

•	shares held directly or indirectly;

•	any vested restricted share or RSUs held under our annual equity-based compensation program;

•	any unvested time-based restricted share or RSUs held under our annual equity-based compensation program (calculated on an assumed net after-tax basis);

•	any in-the-money value of vested stock options; and

•	shares owned jointly with or in trust for, immediate family members residing in the same household.

NEOs are required to hold all compensatory shares of our Common Stock until they have reached the required holding level described above. This holding requirement does not apply to shares purchased by an NEO in the market or from the Company for cash unless acquired by exercise of a compensatory option. In the event an NEO does not achieve his or her holding level set forth above and sells shares of our Common Stock in violation of the Company’s stock ownership guidelines, the Board will consider all relevant facts and take such actions as it deems appropriate under the circumstances. Given that Mr. Greenleaf, Ms. Stalmack and Ms. Smith all joined the Company in 2019 and Mr. Dotts joined in 2018, none of them met these guidelines at December 31, 2019. The Company expects these executives to meet the guidelines over the next three to five years.

Clawback

It is the Board’s policy that the Compensation Committee will, to the extent permitted by governing law, have the sole and absolute authority to make retroactive adjustments to any excess cash or equity-based incentive compensation paid to executive officers and certain other officers where the payment was predicated upon the achievement of certain financial results that were subsequently the subject of a restatement. Any such incentive compensation received within the three fiscal years prior to the restatement is subject to retroactive adjustment. The Company may seek cash repayment from the executive, offset compensation due to the executive by the amount subject to retroactive adjustment or cancel the executive’s outstanding awards. Where applicable, we will seek to recover any amount determined to have been inappropriately received by the individual executive.

Anti-hedging / anti-pledging

We have a policy that prohibits employees, executive officers and the Board from engaging in any hedging or monetization transactions, or other financial arrangements that establish a short position in our Common Stock or otherwise are designed to hedge or offset a decrease in market value. In addition, we have a policy that prohibits our employees, executive officers and the Board from pledging our Common Stock as collateral for a loan or for a margin account.

Change in Control, Severance Arrangements and Severance Payments

During fiscal year 2019, we had employment agreements or letters with each of our NEOs. The employment agreements with Mr. Greenleaf, Mr. Dotts, Ms. Stalmack and Ms. Smith provided for a severance payment upon the termination of employment under certain circumstances and for a payment upon a change in control as described below under “—Employment Agreements and Offer Letters with the Named Executive Officers” and “—Potential Payments Upon Termination or Change in Control.”

Employee Retention Plan

On April 9, 2018, in connection with the Organizational Consolidation, we adopted an employee retention plan (the “Retention Plan”) covering the employees at the Company’s corporate holding company level, including Mr. Severance, Mr. Orton and certain other executive officers of the Company. The Retention Plan provided for certain payments and benefits to be provided to each such executive officer if they remain employed with the Company through a specified retention date, which was May 10, 2019, in the case of Mr. Severance and Mr. Orton (the “Retention Date”).

Under the terms of the Retention Plan, certain employees with termination dates in 2019 were eligible for ordinary course, merit-based salary increases in 2019 and would receive guaranteed 2019 short-term incentive bonuses on a pro-rata basis. Thus, if Mr. Severance remained employed with the Company through the Retention Date, or was terminated by the Company without “cause,” or by Mr. Severance as a result of a material reduction in base salary or target bonus, prior to the Retention Date, Mr. Severance would be entitled to (i) a retention bonus equal to 100% of his base salary, payable in two installments following the Retention Date, (ii) a pro rata  annual bonus, (iii) accelerated vesting of all of Mr. Severance’s restricted share awards and option awards, (iv) an extension of option exercisability through December 31, 2020, and (v) reimbursement for the Company portion of health insurance premiums following termination for a period up to December 31, 2019. In recognition of the increased demands on his time, attention and work, particularly in light of his increased responsibilities in respect of certain transitional items and special projects, the Compensation Committee increased Mr. Severance’s retention bonus to $875,000. Such retention bonus increase was effected by the Company and Mr. Severance entering into an amendment to the applicable award agreement.

Under the terms of the Retention Plan, if Mr. Orton remained employed with the Company through the Retention Date, or was terminated by the Company without “cause,” or by Mr. Orton as a result of a material reduction in base salary or target bonus, prior to the Retention Date, Mr. Orton would be entitled to (i) a retention bonus equal to 100% of his base salary, payable in two installments following the Retention Date, (ii) a pro rata  annual bonus, (iii) accelerated vesting of all of Mr. Orton’s restricted share awards and option awards, (iv) an extension of option exercisability through December 31, 2020, and (v) reimbursement for the Company portion of health insurance premiums following termination for a period up to December 31, 2019.

As a result of their participation in the Retention Plan, Mr. Severance and Mr. Orton were not entitled in 2019 to any other severance pay or benefits if their employment had been terminated during the retention period, including under the terms of any employment agreement. The terms of the Retention Plan required a release of claims against the Company as a condition to payment and provided for customary confidentiality, non-disparagement and non-solicitation restrictions.

Upon the conclusion of his employment with the Company on May 10, 2019, following the completion of his tenure under the Retention Plan, Mr. Severance received a $875,000 retention bonus and $122,344 as his pro rata AIP. Upon the conclusion of his employment on May 10, 2019, following the completion of his tenure under the Retention Plan, Mr. Orton received a $300,000 retention bonus and $54,375 as his pro rata AIP.

Impact of Tax Treatment on Compensation

While the Compensation Committee endeavors to structure compensation so that we may take a tax deduction, it does not have a policy requiring that all compensation must be deductible and it may, from time to time, authorize compensation that is not tax deductible, including where it deems appropriate or necessary in order to ensure competitive levels of total compensation for our NEOs and where doing so would be in the best interests of the Company.  For taxable years beginning after December 31, 2017 (including the Company’s 2018 fiscal year), Internal Revenue Code (“IRC”) Section 162(m) generally disallows tax deductions for annual compensation in excess of $1 million paid to certain executive officers unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017.

Other provisions of the IRC can also affect compensation decisions. Section 409A of the IRC, which governs the form and timing of payment of deferred compensation, imposes sanctions, including a 20% additional tax and an interest penalty, on a recipient of deferred compensation that does not comply with Section 409A. The Compensation Committee takes into account the potential implications of Section 409A in determining the form and timing of compensation awarded to our executives and strives to structure its compensation plans to meet these requirements.

Section 280G of the IRC disallows a company’s tax deduction for payments received by certain individuals in connection with a change in control to the extent that the payments exceed an amount approximately three times their average annual compensation (an “excess parachute payment”) and Section 4999 of the IRC imposes a 20% excise tax on those payments. The Compensation Committee also takes the provisions of Sections 280G and 4999 into account in structuring compensation, endeavoring to enable the Company to take a tax deduction and executives to avoid the excise tax. For example, employment agreements with certain of our NEOs contain provisions reducing parachute payments to an amount that will not constitute an excess parachute payment in certain circumstances.

Compensation Committee Report

The Compensation Committee operates under a written charter and is comprised entirely of directors meeting the independence requirements of NASDAQ listing requirements. The Board established this committee to discharge the Board’s responsibilities relating to compensation of our Interim CEO and each of our other executive officers. The Compensation Committee has overall responsibility for decisions relating to all compensation plans, policies, and benefit programs as they affect the CEO and other executive officers.

The Compensation Committee has reviewed and discussed with Providence’s management the preceding section entitled “Compensation Discussion and Analysis.” Based on this review and discussions with management, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the 2019 Annual Report through filing of this Proxy Statement.

Compensation Committee

Richard A. Kerley (Chairperson)	Todd J. Carter	David A. Coulter

Summary Compensation Table

The following table sets forth certain information with respect to compensation paid by us for services rendered in all capacities to us and our subsidiaries during the fiscal years ended December 31, 2019, 2018 and 2017 to our NEOs, which group is comprised of (1) each person who served as our CEO during fiscal year 2019, (2) each person who served as our CFO during fiscal year 2019, and (3) each of our two other most highly compensated executive officers employed on December 31, 2019:

Name	Year	Salary (1) ($)	Bonus (2) ($)	Stock Awards (3) ($)	Option Awards (4) ($)		Non- Equity Incentive Plan Compensation (5) ($)	All Other Compensation (6) ($)	Total ($)
Daniel E. Greenleaf President and Chief Executive Officer	2019	32,692	—	1,191,162	1,955,559		—	—	3,179,413

Kevin M. Dotts Chief Financial Officer	2019 2018	456,346 118,462	— 50,000	154,690 —	364,204 372,445		— 50,000	24,281 5,566	999,521 596,473

Kathryn Stalmack Senior Vice President, General Counsel & Corporate Secretary	2019	132,692	—	343,743	220,721		—	8,399	705,556

Suzanne G. Smith Chief Accounting Officer	2019	243,346	15,000	106,853	140,602		—	12,420	518,221

R. Carter Pate Former Interim Chief Executive Officer	2019 2018 2017	764,423 553,077 88,846	— 450,000 —	1,499,983 — —	— 5,091,724 —	(7)	562,500 — —	4,126 3,645 137	2,831,031 6,098,446 88,983

William Severance Former Senior Vice President, Finance	2019 2018 2017	173,077 414,028 309,000	875,000 240,900 231,750	— 149,583	- 161,313 408,206		122,343 154,754 —	8,145 13,637 15,048	1,178,565 984,632 1,113,587

Laurence Orton Former Interim Chief Accounting Officer and Senior Vice President Finance	2019 2018	115,385 297,269	300,000 31,800	——	——		54,375 112,500	7,979 13,360	477,739 454,929

(1)	2019 included 27 pay periods, so amount in this column is slightly more than the amount described under “2019 Executive Compensation Program Decisions - Base Salary.”

(2)	Includes discretionary bonus, sign on bonus or retention bonus.

(3)

The compensation included in this column represents the aggregate grant date fair value of the equity awards granted during the year indicated. For additional information on the valuation assumptions with respect to the expense, refer to Note 14 of the Company’s consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2019, as filed with the SEC. The amounts do not necessarily reflect the actual value received by the executive, which may be more or less than the amount shown or zero

(4)

This column shows the aggregate grant date fair value of the stock option awards granted. The grant date fair values have been determined based on the assumptions set forth in our Annual Report on Form 10-K for the year ended December 31, 2019 (Note 14, Stock-Based Compensation and Similar Arrangements), calculated in accordance with FASB ASC Topic 718.

(5)	Includes annual non-discretionary bonus amounts which were expensed during the year indicated, but paid in March of the following year.

(6)

We provide the NEOs with certain group life, health, medical and other non-cash benefits generally available to all salaried employees, which are included in this column. For fiscal year 2019, the amounts in this column include the following:

Name	Health, Dental, Life and Disability Insurance Premiums	Matching Contributions under Retirement Savings Plans
Daniel E. Greenleaf	$—	$—
Kevin M. Dotts	$23,881	$400
Kathryn Stalmack	$8,226	$173
Suzanne G. Smith	$12,020	$400
R. Carter Pate	$4,126	$—
William Severance	$7,745	$400
Laurence Orton	$7,579	$400

(7)

Represents options granted on April 9, 2018, with an exercise price of $71.67 (the closing price of the Company’s common stock as of the grant date). In 2018, Mr. Pate volunteered to forego 98,500 of the options in order to fund other incentive awards to key employees in amounts and values determined by the Compensation Committee.

Grants of Plan Based Awards Table

The following Grants of Plan Based Awards Table* provides additional information about stock and option awards and non-equity incentive plan awards granted to the NEOs during the fiscal year ended December 31, 2019. The compensation plans under which the grants in the following table were made are described under “2019 Executive Compensation Program Decisions—2019 Cash Bonus Awards” and “2019 Executive Compensation Program Decisions—Long-Term Incentives” in the “Compensation Discussion and Analysis” section.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards; Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Daniel E. Greenleaf	12/11/2019	—	—	—	20,104	67,090 40,432	59.25 68.14	2,477,935 668,785
Kevin M. Dotts	N/A	—	337,500	675,000	—	—	—	—
Kevin M. Dotts	9/20/2019	—	—	—	2,629	25,175	58.84	518,894
Kathryn Stalmack	9/20/2019	—	—	—	5,842	15,257	58.84	564,465
Suzanne G. Smith	N/A	—	142,500	285,000	—	—	—	—
Suzanne G. Smith	2/18/2019	—	—	—	—	4,600	73.09	56,723
Suzanne G. Smith	9/20/2019	—	—	—	1,816	5,798	58.84	190,732
R. Carter Pate	N/A	—	750,000	937,500	—	—	—	—
R. Carter Pate	2/1/2019	—			23,317	—	—	1,499,983
William Severance	N/A	—	122,343	122,343	—	—	—	—
Laurence Orton	N/A	—	54,375	54,375	—	—	—	—

* Columns that do not apply have been deleted.

(1)

Amounts represent the threshold, target and to the extent applicable, maximum, under the short-term incentive plan or the AIP for fiscal year 2019 or similar provisions of the NEOs’ employment agreements or offer letters. The actual amounts earned by the NEOs in fiscal year 2019 under the AIP or short-term incentive plan are set forth under the Non-Equity Incentive Plan Compensation column of the “Summary Compensation Table.”

(2)

The amounts shown in this column, include the grant date fair value of option awards granted in 2019 determined based on the assumptions set forth in our 2019 Annual Report on Form 10-K for the year ended December 31, 2019 (Note 14, Stock-Based Compensation and Similar Arrangements)

Employment Agreements and Offer Letters with the Named Executive Officers

The following discussion and the discussion below under “—Potential Payments Upon Termination or a Change in Control” describe certain terms of the employment agreements and offer letters with the NEOs. As a result of their participation in the Retention Plan, neither Mr. Severance nor Mr. Orton were entitled in fiscal year 2019 to any other severance pay or benefits if their employment was terminated during the retention period, including under the terms of any employment agreement (see “Change in Control, Severance Arrangements and Severance Payments”).

Daniel E. Greenleaf

Effective December 11, 2019, Daniel Greenleaf was appointed to serve as President and CEO of the Company. The Company, LogistiCare and Mr. Greenleaf entered into an employment agreement (the “Greenleaf Employment Agreement”), dated November 29, 2019, in connection with Mr. Greenleaf’s appointment. The Greenleaf Employment Agreement provides for a term commencing as of December 11, 2019 and continuing until his employment is terminated in accordance with the terms of the Greenleaf Employment Agreement (the “Term”).

Under the terms of the Greenleaf Employment Agreement, Mr. Greenleaf’s annual base salary is $850,000. Mr. Greenleaf is eligible for an annual bonus beginning in fiscal year 2020 equal to 125% of his base salary, based upon achievement of 100% of the performance targets established by the Compensation Committee. Mr. Greenleaf’s annual bonus is subject to a maximum performance of up to 250% of his base salary. In addition, on December 11, 2019, Mr. Greenleaf was granted RSUs covering 20,104 shares of the Company’s common stock and an option to purchase 67,090 shares of Company common stock with an exercise price of $59.25 and 40,432 Premium Priced Options to purchase shares of Company common stock with an exercise price of $68.14. The RSUs and the options vest ratably in equal installments on each of the first, second, third and fourth anniversaries of the grant date, in each case subject to his continued employment through the applicable anniversary date and expire on December 11, 2026.

      While employed, Mr. Greenleaf is entitled to participate in all employee fringe benefits generally available to the Company’s senior executives. Mr. Greenleaf is also eligible to receive severance benefits in the event his employment is terminated by the Company without cause or by him for good reason. Details with respect to the severance and change in control provisions under the Greenleaf Employment Agreement are set forth below under “Potential Payments Upon Termination or Change in Control.”

The Greenleaf Employment Agreement includes restrictive covenants providing for Mr. Greenleaf’s non-competition, non-solicitation, non-piracy, non-disclosure and non-disparagement. The term of the non-competition, non-solicitation and non-piracy covenants is the period that includes the term of Mr. Greenleaf’s employment and two years thereafter.

Kevin M. Dotts

Effective August 27, 2018, Kevin Dotts, was appointed to serve as Chief Financial Officer of the Company and LogistiCare. The Company, LogistiCare and Mr. Dotts entered into an employment agreement (the “Dotts Employment Agreement”), dated August 18, 2018, in connection with Mr. Dotts’s appointment. The Dotts Employment Agreement provides for a term commencing as of August 27, 2018 and ending on December 31, 2020 (the “Term”).

Under the terms of the Dotts Employment Agreement, Mr. Dotts’s annual base salary was $400,000, which was increased to $450,000 effective March 1, 2019. Mr. Dotts is eligible for an annual bonus equal to 75% of his base salary, based upon achievement of 100% of the performance targets established by the Compensation Committee. In addition, Mr. Dotts is eligible to participate in the Company’s 2006 Plan, under the terms approved by the Compensation Committee.

In addition, Mr. Dotts was granted an option to purchase 24,685 shares of Company common stock, with the exercise price of each option equal to the closing price of a share of the Company’s common stock on August 27, 2018. These options will vest only if Mr. Dotts remains continuously employed with the Company through October 31, 2020, and will expire on December 31, 2021.

While employed, Mr. Dotts is entitled to participate in all employee fringe benefits generally available to the Company’s senior executives. Mr. Dotts is also eligible to receive severance benefits in the event his employment is terminated by the Company without cause or by him for good reason. Details with respect to the severance and change in control provisions under the Dotts Employment Agreement are set forth below under “Potential Payments Upon Termination or Change in Control.”

The Dotts Employment Agreement includes restrictive covenants providing for Mr. Dotts’s non-competition, non-solicitation, non-piracy, non-disclosure and non-disparagement. The term of the non-solicitation and non-piracy covenants is the period that includes the term of Mr. Dotts’s employment and two years thereafter. The term of the non-competition covenant is the period that includes the term of Mr. Dotts’s employment and one year following the termination of his employment.

Kathryn Stalmack

Effective August 19, 2019, Kathryn Stalmack, was appointed to serve as Senior Vice President. General Counsel & Corporate Secretary of the Company. The Company, LogistiCare and Ms. Stalmack entered into an employment agreement (the “Stalmack Employment Agreement”), dated August 8, 2019, in connection with Ms. Stalmack’s appointment. The Stalmack Employment Agreement provides for a term commencing as of August 19, 2019 and ending on December 31, 2021 (the “Term”).

Under the terms of the Stalmack Employment Agreement, Ms. Stalmack’s annual base salary was $375,000. Beginning in 2020, Ms. Stalmack is eligible for an annual bonus equal to 75% of her base salary, based upon achievement of 100% of the performance targets established by the Compensation Committee. Ms. Stalmack’s annual bonus is subject to a maximum performance of up to 150% of her base salary. Ms. Stalmack is eligible to participate in the Company’s 2006 Plan, under the terms approved by the Compensation Committee.

In addition, the Company granted Ms. Stalmack restricted share awards valued at $250,000. The restricted share awards vest ratably in equal installments on each of March 15, 2021, March 15, 2022 and March 15, 2023, in each case subject to her continued employment through the applicable anniversary date.

While employed, Ms. Stalmack is entitled to participate in all employee fringe benefits generally available to the Company’s senior executives. Ms. Stalmack is also eligible to receive severance benefits in the event her employment is terminated by the Company without cause or by her for good reason. Details with respect to the severance and change in control provisions under the Stalmack Employment Agreement are set forth below under “Potential Payments Upon Termination or Change in Control.”

The Stalmack Employment Agreement includes restrictive covenants providing for Ms. Stalmack’s non-competition, non-solicitation, non-piracy, non-disclosure and non-disparagement. The term of the non-solicitation and non-piracy covenants is the period that includes the term of Ms. Stalmack’s employment and two years thereafter. The term of the non-competition covenant is the period that includes the term of Ms. Stalmack’s employment and one year following the termination of her employment.

 Suzanne G. Smith

Effective February 18, 2019, Suzanne G. Smith was named Chief Accounting Officer of the Company. Under the terms of Ms. Smith’s employment letter dated January 14, 2019, (the “Smith Employment Letter”) her initial base salary was set at $285,000. Ms. Smith is eligible to participate in the Company’s short-term incentive bonus plan with her 2019 bonus equal to up to 50% of her base salary, based upon achievement of 100% of the performance targets established by the Compensation Committee. In addition, Ms. Smith is eligible to participate in the Company’s 2006 Plan, under the terms approved by the Compensation Committee. The Smith Employment Letter provides that Ms. Smith will be granted an option to purchase at least 4,600 shares of common stock on terms as determined by Compensation Committee. In addition, Ms. Smith was paid a one-time signing bonus of $15,000.

Ms. Smith is also eligible to receive severance benefits in the event her employment is terminated by the Company without cause or by her for good reason. Details with respect to the severance and change in control provisions under the Smith Employment Letter are set forth below under “Potential Payments Upon Termination or Change in Control.”

R. Carter Pate

Effective November 15, 2017, Mr. Pate became Interim CEO and the Company and Mr. Pate entered into an employment agreement (the “Pate Employment Agreement”). The Pate Employment Agreement provides for a term ending upon the date a permanent successor CEO is hired and commences employment with the Company. The Company agreed to reimburse Mr. Pate for all reasonable and necessary expenses incurred by Mr. Pate in connection with his performance of services as Interim CEO.

Under the terms of the Pate Employment Agreement, Mr. Pate’s annual base salary was $700,000. On April 9, 2018, in connection with the Organizational Consolidation, the Company granted Mr. Pate an award of unvested options to purchase up to 394,000 shares of our Common Stock at a price of $71.67 per share, which was the closing price of the Company’s Common Stock on the grant date. The grant agreement (the “Pate Option Agreement”) also amended the terms of the Pate Employment Agreement by extending the term of his employment as the Interim CEO through June 30, 2019, and providing for a reduced base salary of $500,000 per year plus a monthly amount of $1,177.04 for health coverage premiums. Subsequently in 2018, Mr. Pate volunteered to forego 98,500 of the options in order to fund other incentive awards to key employees in amounts and values determined by the Compensation Committee.

On March 31, 2019, 25% of the options granted under the Pate Option Agreement vested as a result of Mr. Pate meeting certain personal goals, including those relating to financial reporting, the Organizational Consolidation, and the mentorship of senior executives. 25% of the options were subject to vesting based on a budget goal as of March 31, 2019, of which 50% vested based on performance in respect of this goal. The remaining options vested on June 30, 2019. The options will remain exercisable until April 8, 2021.

The Pate Option Agreement also includes restrictive covenants in favor of the Company, including a one-year non-competition and non-solicitation restriction following Mr. Pate’s employment with the Company.

The 2018 option grant represented a substantial portion of Mr. Pate’s overall compensation for 2018. For 2019, the Compensation Committee approved target cash and equity compensation totaling $3,000,000 for Mr. Pate, comprised of a base salary of $750,000, a target bonus of $750,000 and a grant of 23,317 restricted share awards representing a value of $1,500,000 based on the closing price per share of the Company’s stock on the grant date. See our current report on Form 8-K filed with the SEC on February 11, 2019.

William Severance

The Company entered into an offer letter with Mr. Severance on November 23, 2015 (the “Prior Severance Offer Letter”) pursuant to which Mr. Severance was appointed as Chief Accounting Officer of the Company reporting directly to the CFO of the Company, effective February 1, 2016. Effective January 10, 2018, the Company and Mr. Severance entered into a new offer letter (the “Amended Severance Offer Letter”), which superseded and replaced the Prior Severance Offer Letter.

Under the terms of the Prior Severance Offer Letter, Mr. Severance’s annual base salary was $300,000. The Amended Severance Offer Letter provided for an increase of annual base salary to $318,270. Under the Amended Severance Offer Letter, in addition to his annual base salary, Mr. Severance was entitled to payment of a short-term incentive bonus in an amount targeted to equal 50% of his annual base salary upon the achievement of certain financial goals as well as certain personal performance targets, in each case consistent with other senior executives of the Company and to be determined by the Board. Mr. Severance received an award on his hire date of the number of restricted shares of the Company equal to 70% of his annual base salary divided by the closing price of the Company’s Common Stock on the date of the grant. As long as Mr. Severance remained employed by the Company, he would also be entitled to an award on each anniversary of his hire date of the number of restricted shares of the Company equal to 35% of his annual base salary divided by the closing price of the Company’s Common Stock on the date of the grant.

 Effective April 11, 2018, in connection with the Organizational Consolidation, the Company appointed Mr. Severance Interim CFO. In connection with this appointment, Mr. Severance’s base salary was increased from $318,270 to $450,000 and his annual target bonus was increased from 50% to 75% of his base salary. Also in connection with this appointment, on April 9, 2018, Mr. Severance received options to purchase 13,710 shares of our Common Stock at a price of $71.67 per share, the closing price of the Company’s Common Stock on the grant date. The options will become fully exercisable on May 10, 2019, subject to Mr. Severance’s continued employment with the Company, and if not exercised will expire on December 31, 2020.

Neither the Prior Severance Offer Letter nor the Amended Severance Offer Letter provided for a term of employment. Details with respect to the severance provisions under the Amended Severance Offer Letter are set forth below under “Potential Payments Upon Termination or Change in Control.”

 In addition, Mr. Severance was covered by the Retention Plan, which became effective on April 9, 2018 (see “Change in Control, Severance Arrangements and Severance Payments - Employee Retention Plan”), pursuant to which he was paid.

Laurence Orton

The Company entered into an offer letter with Mr. Orton on December 28, 2017 (the “Orton Offer Letter”) pursuant to which Mr. Orton continued to be employed as Vice President and Corporate Controller of the Company reporting to the Chief Accounting Officer of the Company. The Orton Offer Letter does not provide a term of employment.

Under the terms of the Orton Offer Letter, Mr. Orton’s annual base salary was $290,000. In addition to his annual base salary, Mr. Orton was entitled to payment of a short-term incentive bonus in an amount targeted to equal 50% of his annual base salary upon the achievement of certain goals determined by the Board or Compensation Committee. Mr. Orton was also eligible to participate in the Company’s 2006 Plan, under the terms approved by the Compensation Committee, and the Company’s fringe benefit programs as may be in effect from time to time.

In addition, Mr. Orton is covered by the Retention Plan, which became effective on April 9, 2018 (see “Change in Control, Severance Arrangements and Severance Payments - Employee Retention Plan”), pursuant to which he was paid.

Outstanding Equity Awards at December 31, 2019

The following table reflects the equity awards granted by us to the NEOs outstanding at December 31, 2019:

	Option Awards				Stock Awards
Name and Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (3)	Market Value of Shares or Units of Stock That Have Not Vested ($) (4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)
Daniel E. Greenleaf
12/11/2019	—	—	—	—	20,104	1,189,755	—	—
12/11/2019	—	67,090	59.25	12/11/2026	—	—	—	—
12/11/2019	—	40,432	68.14	12/11/2026	—	—	—	—
Kevin M. Dotts
8/27/2018	—	24,865	67.00	12/31/2021	—	—	—	—
9/20/2019	—	—	—	—	2,629	155,584
9/20/2019	—	25,175	58.84	9/20/2024	—	—	—	—
Kathryn Stalmack
9/20/2019	—	—	—	—	5,842	345,730	—	—
9/20/2019	—	15,257	58.84	9/20/2024	—	—	—	—
Suzanne G. Smith
2/18/2019	—	4,600	73.09	12/31/2020	—	—	—	—
9/20/2019	—	—	—	—	1,816	107,471	—	—
9/20/2019	—	5,798	58.84	9/20/2024	—	—	—	—
R. Carter Pate
4/9/2018	258,563	—	71.67	4/8/2021	—	—	—	—
William Severance
12/14/2017	34,004	—	56.42	12/31/2020	—	—	—	—
12/16/2017	1,786	—	56.89	12/31/2020	—	—	—	—
4/9/2018	13,710	—	71.67	12/31/2020	—	—	—	—
Laurence Orton	—	—	—	—	—	—	—	—

(1)	The options have an exercise price equal to the closing market price of our Common Stock on the grant date.

(2)

The options granted to Mr. Greenleaf on December 11, 2019 consist of 67,090 options and 40,432 Premium Priced Options which have an exercise price 15% above the market price on date of grant. Mr. Greenleaf’s options will vest ratably in four equal installments on the first, second, third and fourth anniversaries of the grant date. The options granted to Mr. Dotts on August 27, 2018 will vest if Mr. Dotts remains continuously employed with the Company through October 31, 2020. The options granted to Mr. Dotts on September 20, 2019 will vest ratably in three equal annual installments on March 15, 2021, 2022, and 2023, in each case, subject to Mr. Dotts’ continued employment. The options granted to Ms. Stalmack on September 20, 2019 will vest in three equal annual installments on March 15, 2021, 2022, and 2023, in each case, subject to Ms. Stalmack’s continued employment. The options granted to Ms. Smith on February 18, 2019 will vest if Ms. Smith remains continuously employed with the Company through October 31, 2020. The options granted to Ms. Smith on September 20, 2019 will vest in three equal annual installments on March 15, 2021, 2022, and 2023, in each case, subject to Ms. Smith’s continued employment. All options, other than the Premium Priced Options, have an exercise price equal to the market price on the date of grant.

(3)

Represents restricted share awards or RSUs. The RSUs granted to Mr. Greenleaf on December 11, 2019 vest in four equal annual installments on the first, second, third, and fourth anniversary of the grant date. The restricted share awards granted to Mr. Dotts, Ms. Stalmack, and Ms. Smith on September 20, 2019 vest in three equal installments on March 15, 2021, 2022 and 2023.

(4)	The market value of the unvested restricted share awards was calculated using a value of $59.18 per share of Common Stock, which was the closing market price of our Common Stock on December 31, 2019.

Option Exercises and Stock Vested Table

The following table provides additional information about the value realized by the NEOs on option award exercises and stock award vesting during the year ended December 31, 2019.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Daniel E. Greenleaf	—	—	—	—
Kevin M. Dotts	—	—	—	—
Kathryn Stalmack	—	—	—	—
Suzanne G. Smith	—	—	—	—
R. Carter Pate	—	—	23,317	1,375,237
William Severance	2,115	37,139	3,730	238,069
Laurence Orton	24,520	324,677	1,422	90,432

Non-qualified Deferred Compensation

None of our NEOs participated in or had account balances in non-qualified defined contribution plans or other non-qualified deferred compensation plans maintained by us during fiscal year 2019.

Potential Payments Upon Termination or Change in Control

General

The employment agreements of Mr. Greenleaf, Mr. Dotts, and Ms. Stalmack provide for severance payments in the event of termination of employment under certain circumstances, and each such employment agreement provides for a payment in the event of a change in control (none of which include excise tax gross-ups). Ms. Smith’s Employment letter also provides for severance payments in the event of termination of employment under certain circumstances

The receipt of the payments and benefits to these NEOs under the employment agreements are generally conditioned upon their complying with non-competition, non-solicitation/non-piracy and non-disclosure provisions. By the terms of such agreements, the executives acknowledge that a breach of some or all of the restrictive covenants described therein will entitle us to injunctive relief restraining the commission or continuance of any such breach, in addition to any other available remedies.

In entering into these agreements, the Compensation Committee considered certain legal and tax provisions, fairness to stockholders, tenure of each executive officer and general corporate practice to select the events that will trigger payments under the employment agreements noted below.

Severance Payments

For fiscal year 2019, under their respective employment agreements or offer letters, as applicable, Mr. Greenleaf, Mr. Dotts, Ms. Stalmack and Ms. Smith would have been eligible to receive a severance benefit, upon executing a general release in favor of us in the event of a termination of the executive officer by us without Cause (as defined below) or with respect to Mr. Greenleaf, Mr. Dotts and Ms. Stalmack, the termination by the executive for Good Reason (as defined below). If termination had occurred as of December 31, 2019, the severance payment to which Mr. Greenleaf would have been entitled to equaled (i) twenty-four months’ base salary and two times’ the target bonus for the full fiscal year (which was $0 for 2019), (ii) continued healthcare coverage for eighteen months following the date of termination and (iii) accelerated vesting of any equity awards that would have otherwise vested based on continued employment for two years following the date of termination. The severance payment to which Mr. Dotts would have been entitled to equaled (i) twelve months’ base salary plus (ii) any bonus earned for the prior completed fiscal year, but not yet paid (which was $0 for 2019), and (iii) a pro-rata portion of any bonus earned for the then fiscal year through the date of termination. The severance payment to which Ms. Stalmack would have been entitled to equaled twelve months’ base salary and the severance payment to which Ms. Smith would have been entitled to equaled six months’ base salary.

Under the employment agreements and offer letters, as applicable, with Mr. Greenleaf, Mr. Dotts, Ms. Stalmack, and Ms. Smith, “Cause” is defined as:

•

fraud or theft committed by the employee against us or any of our subsidiaries, affiliates, joint ventures and related organizations, including any entity managed by us (collectively referred to as “Affiliates”), or commission of a felony or any crime involving fraud or moral turpitude;

•	gross negligence of the employee or willful misconduct by the employee that results, in either case, in material economic or reputational harm to us or our Affiliates;

•	breach of any provision by the employee of the employment agreement or breach of any fiduciary duty or duty of loyalty owed to us or our Affiliates;

•

conduct of the employee tending to bring us or our Affiliates into public disgrace or embarrassment, or which is reasonably likely to cause one or more of its customers or clients to cease doing business with, or reduce the amount of business with, the Company or its Affiliates;

•

neglect or refusal by the employee to perform duties or responsibilities as directed by us, the Board or any executive committee established by the Board, or violation by the employee of any express direction of any lawful rule or regulation established by us or the Board or any committee established by the Board which is consistent with the scope of the employee’s duties under the employment agreement, if such failure, refusal, or violation continues uncured for a period 10 days after written notice from us to the employee specifying the failure, refusal, or violation and our intention to terminate the employment agreement for Cause;

•	commission of any acts or omissions by the employee resulting in or intended to result in direct material personal gain to the employee at our or our Affiliates’ expense; or

•	employee materially compromises our or our Affiliates’ trade secrets or other confidential and proprietary information.

Action or inaction by the employee is not considered “willful” unless done or omitted by him or her intentionally and without his or her reasonable belief that his or her action or inaction was in our or our Affiliates’ best interests, and does not include failure to act by reason of total or partial incapacity due to physical or mental illness.

Under the employment agreements with Mr. Greenleaf and Ms. Stalmack, “Good Reason” is defined as: the occurrence of any of the following that is not cured within thirty days of executive’s written notice that the occurrence constitutes Good Reason: (i) a material reduction of executive’s position, duties, or responsibilities with the Company or LogistiCare, including a requirement that the executive report directly to any person other than as provided in the agreement. (ii) a reduction of executive’s base salary other than a reduction which is generally applicable to all executives of the Company and LogistiCare, (iii) a material breach by the Company or LogistiCare of the employment agreement; provided that any resignation for Good Reason must be made within 60 days of the occurrence set forth in (i) –(iii) above. Mr. Dotts’ employment agreement defines Good Reason the same way, with an additional occurrence of requiring Mr. Dotts to move or relocate his primary place of employment more than 75 miles from LogistiCare’s current office at 1275 Peachtree Street, Atlanta, GA 30309.

The amount of estimated payments and benefits that would be provided by us (or our successor) to each of the NEOs employed by us as of December 31, 2019, under the employment agreements, assuming that such agreement had been in effect and the termination circumstance occurred on December 31, 2019 and did not involve a Change in Control (as defined below) is as follows:

Under their employment agreements, in the event of a termination of employment by the Company without cause (or termination by the executive for good reason with respect to Mr. Greenleaf, Mr. Dotts and Ms. Stalmack), Mr. Greenleaf would have received cash severance payments totaling $1,736,000 and an acceleration of stock-based compensation valued at $594,877, Mr. Dotts would have received $450,000, Ms. Stalmack would have received $375,000, and Ms. Smith would have received $142,500. With the exception of the terms of Mr. Greenleaf’s employment, the Company does not provide NEOs with continuation of benefits or accelerated vesting of equity awards upon a termination of employment, and no NEO is entitled to payments or benefits in connection with a termination other than by the Company without cause or by the executive for good reason.

Change in Control Payments

Employment Agreements

Certain payment provisions of the employment agreements are also triggered by a “Change in Control.” Under the employment agreements with Mr. Greenleaf, Mr. Dotts, and Ms. Stalmack, a “Change in Control” is defined as an event or events, in which:

•

any “person” as defined in Sections 13(d) and 14(d) of the Exchange Act (other than (i) us or our subsidiaries, (ii) any fiduciary holding securities under our employee benefit plan or our subsidiaries, or (iii) any company owned by our stockholders), is or becomes the “beneficial owner” of 50% or more of our voting outstanding securities; or

•	we consummate (i) mergers or consolidations as more specifically described in the employment agreements, (ii) a liquidation or (iii) the sale or disposition of all or substantially all of our assets.

For fiscal year 2019, had a Change in Control occurred during the term of Mr. Greenleaf’s employment agreement and he was terminated following such Change in Control, Mr. Greenleaf’s employment agreement would have entitled him to receive from the Company (i) thirty months’ base salary and 2.5 times the target bonus for the full fiscal year 2019, (ii) continued healthcare coverage for eighteen months following the date of termination and (iii) accelerated vesting of all unvested equity awards. Had a Change in Control occurred during the term of Mr. Dotts’ employment agreement and he was terminated without cause or he resigns for good reason following such Change in Control Mr. Dotts’ employment agreement would have entitled him to receive from the Company continued payment of base salary for twelve months and a pro rata portion of any bonus earned for the then fiscal year through the date of. Had a Change in Control occurred during the term of Ms. Stalmack’s employment agreement and she was terminated following such Change in Control Ms. Stalmack’s employment agreement would have entitled her to receive twelve months’ base salary, and accelerated vesting of all outstanding unvested restricted share units and performance stock units.

Equity Awards

Upon a Change in Control, each of the NEOs are entitled to accelerated vesting of stock options and accelerated vesting and payment of restricted share awards granted to that executive officer, as applicable.

The following table quantifies the estimated maximum amount of payments and benefits under the employment agreements, offer letters, and agreements relating to awards granted under our 2006 Plan to which the NEOs employed by us as of December 31, 2019 would have been entitled upon a Change in Control of our Company that occurred on December 31, 2019 and termination of employment, but without giving effect to any reduction for excess parachute payments.

Name	Change in Control Payment ($) (1)	Value of Accelerated Vesting of Equity Awards ($)(2)	Total Termination Benefits ($)(3)
Daniel E. Greenleaf	2,161,000	1,189,755	3,350,755
Kevin M. Dotts	500,000	164,144	664,144
Kathryn Stalmack	375,000	350,917	725,917
Suzanne G. Smith	—	109,442	109,442

(1)	For Mr. Greenleaf and Ms. Stalmack, no bonus was included as they were not eligible for a bonus in 2019 pursuant to their employment agreements.

(2)	Calculated based on the closing market price of our Common Stock on December 31, 2019.

(3)	No value has been assigned to any provisions of the employment agreements that remain in force following a Change in Control.

CEO Pay Ratio Disclosure

Pay Ratio Methodology

To determine the estimated ratio of CEO pay to median employee pay (the “Pay Ratio”) in accordance with Item 402(u) of Regulation S-K of the Securities Act, we considered our entire employee population of approximately 3,800 employees who were on the payroll as of December 31, 2019. We then used base salary paid during fiscal year 2019 as the form of compensation to determine our median employee, and annualized pay for those employees who commenced work during fiscal year 2019. We then identified our median employee, whose Summary Compensation Table (“SCT”) total compensation, as calculated in accordance with Item 402(u)(2) of Regulation S-K of the Securities Act, was $24,940 in fiscal year 2019.

The CEO pay used for purposes of calculating the Pay Ratio is $2,831,031, the SCT total compensation paid to our Interim CEO, R. Carter Pate, from January 1, 2019 through December 31, 2019.

As a result, the reasonable estimated ratio of CEO pay to median employee pay, calculated in a manner consistent with Item 402(u) of Regulation S-K of the Securities Act is 114:1. The SEC’s pay ratio disclosure rules permit the use of estimates, assumptions, and adjustments. We believe that the foregoing pay ratio is a reasonable estimate calculated in a manner consistent with the SEC’s pay ratio disclosure rules.

PROPOSAL 2 – ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), enables our stockholders to vote, on a non-binding advisory basis, on the compensation of our NEOs as disclosed in this Proxy Statement in accordance with the SEC’s compensation disclosure rules.

The Compensation Committee has considered that the holders of approximately 82% and 80% of the votes cast at our 2019 and 2018 annual meeting of stockholders, respectively, approved, on an advisory basis the compensation of our NEOs as disclosed in the Proxy Statement for those annual meetings.

As described in detail under the heading “Executive Compensation—Compensation Discussion and Analysis,” above, our executive compensation programs are designed to attract, motivate, and retain our NEOs, who are critical to our success. Under these programs, our NEOs are rewarded for the achievement of specific annual, long-term and strategic goals, corporate goals, and the realization of increased stockholder value. Please read the “Compensation Discussion and Analysis” beginning on page 19 for additional details about our executive compensation programs, including information about the fiscal year 2019 compensation of our NEOs.

We believe that the compensation programs offered to our NEOs should support the creation of stockholder value and achievement of our financial goals. Accordingly, our guiding compensation principles focus on:

•	attracting, retaining, and motivating high-performing leaders;

•	aligning the interests of our executives with those of our stockholders, and incentivizing stockholder value creation;

•	linking a meaningful portion of executive compensation to achievement of key financial, operational, and capital allocation performance goals; and

•	maintaining a significant portion of compensation based on at-risk opportunities including equity awards tied to stock price.

Our Compensation Committee has a long history of performance-based pay practices and considers numerous factors when setting compensation for our NEOs including:

•	actual and adjusted EBITDA, earnings per share, return on equity performance, and stockholder value created;

•	goals and objectives set for each executive officer at the beginning of the year; and

•	recommendations of an independent third-party executive compensation consultant.

Other considerations include individual performance, internal pay comparisons within the executive group at the Company, overall financial performance of the Company, and market data.

Performance based portions of our executive compensation for any given year are awarded primarily based on the respective prior year financial performance. Our annual incentive cash compensation and equity-based compensation programs are designed to be performance-based and to incentivize achievement of the Company’s short- and long-term financial, operation and strategic goals. Our long-term incentive program has historically used equity grants to incentivize performance, reward our executives for substantial stockholder value creation and drive extraordinary stockholder value. We believe this structure encourages an ownership mentality that incentivizes our management to create stockholder value over a multi-year period.

Our Compensation Committee continually reviews the compensation programs for our NEOs to ensure they achieve the desired goals of aligning our executive compensation structure with our stockholders’ interests and current market practices.

We are asking our stockholders to indicate their support for our NEO compensation as described in this Proxy Statement. This proposal, commonly known as a “Say-on-Pay” proposal, gives our stockholders the opportunity to express their views on our NEOs’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we will ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company stockholders approve, on a non-binding advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2020 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the 2019 Summary Compensation Table and the other related tables and disclosure.”

The Say-on-Pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or the Board. The Company values the opinions of our stockholders and to the extent there is any significant vote against the NEO compensation as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns. We conduct this vote on an annual basis, and the next such vote will take place with our 2021 annual meeting of stockholders.

The Board unanimously recommends that you vote “FOR” the compensation of our Named Executive Officers, as disclosed in this Proxy Statement.

PROPOSAL 3 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Company’s independent registered public accounting firm for the fiscal year ended December 31, 2019 was KPMG. The Audit Committee of the Board has selected KPMG as its independent registered public accounting firm to audit the Company’s consolidated financial statements for the fiscal year ending December 31, 2020.

Although we are not required to do so, we believe that it is appropriate for us to request stockholder ratification of the appointment of KPMG as our independent registered public accounting firm. If stockholders do not ratify the appointment, though it may nevertheless retain KPMG, the Audit Committee will investigate the reasons for the stockholders’ rejection and reconsider the appointment. In addition, even if the stockholders ratify the selection of KPMG, the Audit Committee may in its discretion appoint a different independent registered public accounting firm at any time during the year if the Audit Committee determines that a change is in the best interest of the Company.

The Company has been advised that representatives of KPMG will be present at the Annual Meeting with the opportunity to make a statement if the representatives desire to do so. It is expected that the representatives will be available to respond to appropriate questions.

The Board unanimously recommends that you vote “FOR” the ratification of the appointment of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board consists of Mr. Kerley, Ms. Norwalk and Mr. Wright. Mr. Kerley is the Chairperson of the Audit Committee.

The Audit Committee operates under a written charter adopted by the Board, a copy of which is available on the Company’s website at www.prscholdings.com/corporategovernance.

The Audit Committee has reviewed and discussed with management its assessment and report on the effectiveness of Providence’s internal control over financial reporting as of December 31, 2019, which it made using the criteria established in Internal Control-Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission. The Audit Committee has also reviewed and discussed with KPMG, the Company’s independent registered public accounting firm, its review and report on Providence’s internal control over financial reporting. Providence published these reports in its 2019 Annual Report.

The Audit Committee has reviewed and discussed with management and KPMG the audited consolidated financial statements of Providence for the fiscal year ended December 31, 2019. Management represented to the Audit Committee that Providence’s consolidated financial statements were prepared in accordance with generally accepted accounting principles in the United States. The Audit Committee also discussed with representatives of KPMG the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”).

The Audit Committee received the written disclosures and the confirming letter from KPMG required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence and discussed with KPMG its independence from Providence.

Based on these reviews and discussions and in reliance thereon, the Audit Committee recommended to the Board that the audited financial statements be included in the 2019 Annual Report.

The Audit Committee

Richard A. Kerley (Chairperson)	Leslie V. Norwalk	Frank J. Wright

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Fees of Independent Registered Public Accounting Firm

Fees for professional services provided by KPMG, the Company’s independent registered public accounting firm, for the fiscal years ended December 31, 2019 and 2018, in each of the following categories were:

	Fiscal Year Ended December 31,
	2019	2018
Audit fees	$1,532,083	$2,289,800
Audit related fees	-	15,000
Tax fees	453,805	1,971,768
All other fees	-	472,862
Total	$1,985,888	$4,749,430

Audit Fees. Audit fees consisted of amounts incurred for services performed in association with the annual financial statement audit (including required quarterly reviews), the audit of the Company’s internal control over financial reporting, and for services provided in connection with statutory and regulatory filings or engagements.

Audit Related Fees. Audit related fees consisted of amounts incurred for internal control assurance services in fiscal year ended December 31, 2018.

Tax Fees. Tax fees consisted of amounts incurred for professional services rendered by KPMG for tax compliance, transfer pricing and tax consulting.

All Other Fees. Other fees for fiscal year 2018 consisted of fees incurred for services rendered by KPMG in connection with the disposal of our workforce development services business.

The Audit Committee has considered and determined that the services provided by KPMG were compatible with KPMG maintaining their independence.

The Audit Committee has adopted a policy that requires advance approval of all audit, audit related, tax services and other services performed by the independent auditor. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditor is engaged to perform it. The Audit Committee pre-approved all of the foregoing services provided to the Company by KPMG in fiscal years ended December 31, 2019 and 2018.

STOCKHOLDER PROPOSALS FOR 2021 ANNUAL MEETING

Pursuant to the applicable rules promulgated under the Exchange Act, Company stockholders are notified that the deadline for providing the Company with timely notice of any stockholder proposal to be submitted within the Rule 14a-8 process for consideration at the Company’s annual meeting to be held in 2021 (the “2021 Annual Meeting”) will be December 30, 2020.

Pursuant to the Company’s Bylaws, in order for a stockholder to bring a proposal (other than proposals sought to be included in the Company’s Proxy Statement pursuant to Rule 14a-8 of the Exchange Act) before, or make a nomination at, the 2021 Annual Meeting, such stockholder must deliver a written notice of such proposal and/or nomination to, or it must be mailed and received by, the Company’s Corporate Secretary at the principal executive offices of the Company, located at 1275 Peachtree Street, Sixth Floor, Atlanta, GA 30309, no earlier than the close of business on February 16, 2021, and not later than the close of business on April 17, 2021. Stockholders are also advised to review the Company’s Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

As to all such matters which the Company does not have notice on or prior to April 17, 2021, discretionary authority shall be granted to the persons designated in the Company’s proxy related to the 2021 Annual Meeting to vote on such proposal.

OTHER MATTERS

On the date we filed this Proxy Statement with the SEC, the Board did not know of any other matter to be raised at the Annual Meeting. If any other matters properly come before our stockholders at this Annual Meeting, the persons named on the enclosed proxy card intend to vote the shares they represent in accordance with their best judgment.

ADDITIONAL INFORMATION

The Company files reports and other information with the SEC. Copies of these documents may be obtained at the SEC’s public reference room in Washington, D.C. The Company’s SEC filings are also available on the SEC’s web site at www.sec.gov. Stockholders may also request additional copies of the Company’s 2019 Annual Report, except for exhibits to the 2019 Annual Report, without charge, by submitting a written request to the Company’s Corporate Secretary at 1275 Peachtree Street, Sixth Floor, Atlanta, GA 30309.

HOUSEHOLDING

In order to reduce printing costs and postage fees, the Company has adopted the process called “householding”. Under this procedure, the Company may deliver a single copy of the Notice, and if applicable, this Proxy Statement and 2019 Annual Report to multiple stockholders who share the same last name and address, unless the Company receives contrary instructions from stockholders at that address. Stockholders who participate in householding will continue to receive separate proxy cards, if applicable.

If you prefer to receive multiple copies of the Company’s Notice or Proxy Statement and the 2019 Annual Report, at the same address, you may obtain additional copies by writing to the Company’s Corporate Secretary at 1275 Peachtree Street, Sixth Floor, Atlanta, GA 30309 or by calling (404) 888-5800. Eligible stockholders of record receiving multiple copies of this Proxy Statement and 2019 Annual Report can request householding by contacting the Company in the same manner.

On behalf of the Board of Directors Daniel E. Greenleaf President and Chief Executive Officer

April 29, 2020

Atlanta, Georgia

PROVIDENCE SERVICE CORPORATION

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2
1
1

**VOTE BY INTERNET - www.proxyvote.com**
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 06/15/2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

**ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS**
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

**VOTE BY PHONE - 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 06/15/2020. Have your proxy card in hand when you call and then follow the instructions.

**VOTE BY MAIL**
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 0000000000000000

| NAME | SHARES |
|---|---|
| THE COMPANY NAME INC. - COMMON | 123,456,789,012.12345 |
| THE COMPANY NAME INC. - CLASS A | 123,456,789,012.12345 |
| THE COMPANY NAME INC. - CLASS B | 123,456,789,012.12345 |
| THE COMPANY NAME INC. - CLASS C | 123,456,789,012.12345 |
| THE COMPANY NAME INC. - CLASS D | 123,456,789,012.12345 |
| THE COMPANY NAME INC. - CLASS E | 123,456,789,012.12345 |
| THE COMPANY NAME INC. - CLASS F | 123,456,789,012.12345 |
| THE COMPANY NAME INC. - 401 K | 123,456,789,012.12345 |

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

02 0000000000

**The Board of Directors recommends you vote FOR the election of the Nominees:**

1. Election of Class II Directors

**Nominees**

| | For | Against | Abstain |
|---|---|---|---|
| 1a. David A. Coulter | ☐ | ☐ | ☐ |
| 1b. Leslie V. Norwalk | ☐ | ☐ | ☐ |
| 1c. Daniel E. Greenleaf | ☐ | ☐ | ☐ |

**The Board of Directors recommends you vote FOR proposals 2 and 3.**

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000466489_1 R1.0.1.18

**Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:**
The Providence Services Corporation's 2020 Notice and Proxy Statement and 2019 Annual Report on Form 10-K are available at www.proxyvote.com

**THE PROVIDENCE SERVICE CORPORATION**
**Annual Meeting of Stockholders**
**June 16, 2020, 10:00 A.M. MDT**
**This proxy is solicited on behalf of the Board of Directors.**

The stockholder(s) hereby appoint(s) Daniel E. Greenleaf and Kathryn Stalmack, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of (Common/Preferred) stock of THE PROVIDENCE SERVICE CORPORATION that the stockholder(s) is/are entitled to vote at the 2020 Annual Meeting of Stockholders to be held at 10:00 AM, MDT on June 16, 2020, at 4700 South Syracuse Street, Fourth Floor, Denver, CO 80237*, and any adjournment or postponement thereof.

**This Proxy Card, when properly executed, will be voted as directed by the stockholder(s). If no such directions are made, this Proxy will be voted for the election of the nominees listed in Proposal 1, for Proposal 2 and for Proposal 3. With respect to such other business that may properly come before the Annual Meeting and any adjournments, postponements or reschedulings thereof, said proxies are authorized to vote in their direction in accordance with their best judgment, subject to the conditions described in the accompanying proxy statement.**

0000466489_2 R1.0.1.18

**Continued and to be signed on reverse side**